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                                                                    Exhibit 2.3





                               PURCHASE AGREEMENT





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                                                         R E C I T A L S


                                                        A G R E E M E N T


                       DEFINITIONS/PURCHASE & SALE/CLOSING

1.1      Definitions.............................................................................................2
1.2      Purchase Price..........................................................................................7
1.3      Transfer of Stock by Sellers............................................................................7
1.4      Transfer of Member Interests by Sellers.................................................................8
1.5      Transfer of Partnership Interests.......................................................................8
1.6      Post-Closing Adjustments to Purchase Price..............................................................8
1.7      The Closing............................................................................................10
1.8      Purchase Price Allocation..............................................................................10

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

2.1      Management Corp. and Branching Tree....................................................................10
2.2      Stock..................................................................................................11
2.3      Holding LLCs, Mather and Desert Inn....................................................................11
2.4      Parent Partnerships....................................................................................12
2.5      Financial Statements; Changes; Contingencies...........................................................13
2.6      Tax and Other Returns and Reports......................................................................14
2.7      Material Contracts.....................................................................................15
2.8      Real and Personal Property; Title to Property; Leases..................................................16
2.9      Intangible Property....................................................................................17
2.10     No Conflicts...........................................................................................17
2.11     Legal Proceedings and Certain Labor Matters............................................................18
2.12     Minute Books...........................................................................................18
2.13     Accounting Records.....................................................................................19
2.14     Insurance..............................................................................................19
2.15     Permits................................................................................................19
2.16     Employee Benefits......................................................................................19
2.17     Certain Interests......................................................................................21
2.18     Bank Accounts, Powers, etc.............................................................................21
2.19     No Brokers or Finders..................................................................................21
2.20     Environmental Compliance...............................................................................21
2.21     Certain Indebtedness...................................................................................22
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                             ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SELLERS

3.1      Ownership by Sellers; No Conflicts.....................................................................23
3.2      Securities Act Matters.................................................................................24
3.3      Authority of Corporations; No Conflicts................................................................25

                                 REPRESENTATIONS AND WARRANTIES OF BUYER

4.1      Organization and Related Matters.......................................................................25
4.2      Authorization..........................................................................................26
4.3      No Conflicts...........................................................................................26
4.4      No Brokers or Finders..................................................................................26
4.5      Legal Proceedings......................................................................................26
4.6      Investment Representation..............................................................................26
4.7      Financing..............................................................................................27
4.8      Capital Stock..........................................................................................27
4.9      SEC Filings; Financial Statements......................................................................27

                                          COVENANTS PRIOR TO CLOSING

5.1      Access.................................................................................................28
5.2      Material Adverse Changes...............................................................................28
5.3      Conduct of Business....................................................................................29
5.4      Notification of Certain Matters........................................................................31
5.5      Permits and Approvals..................................................................................31
5.6      Preservation of Business Prior to Closing Date.........................................................31
5.7      Government Filings.....................................................................................32
5.8      Elimination of Intercompany and Affiliate Liabilities..................................................32
5.9      Representative.........................................................................................32
5.10     Exchange Listing; Registration Rights..................................................................33
5.11     Shareholders Agreement.................................................................................33
5.12     Cost Sharing Agreements and Option Agreement...........................................................33
5.13     Employees..............................................................................................33

                                        ADDITIONAL CONTINUING COVENANTS

6.1      Noncompetition.........................................................................................34
6.2      Non-disclosure of Proprietary Data.....................................................................35
6.3      Tax Returns............................................................................................35
6.4      Tax Cooperation........................................................................................36
6.5      Other Cooperation......................................................................................38
6.6      Employees and Employee Benefits........................................................................38
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6.7      Lewis Name and Mark License............................................................................38
6.8      Fiscal 1998 Audited Financial Statements...............................................................38
6.9      Tenant Lists...........................................................................................39
6.10     Buyer's Right of First Offer...........................................................................39
6.11     Wells Fargo Loans......................................................................................41

                                             CONDITIONS OF PURCHASE

7.1      General Conditions.....................................................................................42
7.2      Conditions to Obligations of Buyer.....................................................................43
7.3      Conditions to Obligations of Sellers...................................................................44

                                       TERMINATION OF OBLIGATIONS; SURVIVAL

8.1      Termination of Agreement...............................................................................45
8.2      Effect of Termination..................................................................................45
8.3      Survival of Representations and Warranties.............................................................46

                                                INDEMNIFICATION

9.1      Obligations of Sellers and Corporation.................................................................46
9.2      Obligations of Buyer...................................................................................46
9.3      Procedure..............................................................................................47
9.4      Survival...............................................................................................48
9.5      Limitation of Remedies.................................................................................48

                                                    GENERAL

10.1     Amendments; Waivers....................................................................................48
10.2     Schedules, Exhibits, Integration.......................................................................49
10.3     Efforts; Further Assurances............................................................................49
10.4     Governing Law..........................................................................................49
10.5     No Assignment..........................................................................................49
10.6     Headings...............................................................................................50
10.7     Counterparts...........................................................................................50
10.8     Publicity and Reports..................................................................................50
10.9     Confidentiality........................................................................................50
10.10    Alternative Dispute Resolution.........................................................................51
10.11    Parties in Interest....................................................................................52
10.12    Knowledge Convention...................................................................................52
10.13    Notices................................................................................................52
10.14    Expenses...............................................................................................54
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10.15    Remedies; Waiver.......................................................................................54
10.16    Attorney's Fees........................................................................................54
10.17    Representation By Counsel; Interpretation..............................................................54
10.18    Severability...........................................................................................54
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                               PURCHASE AGREEMENT


                  This Purchase Agreement is entered into among Kaufman and Broad Home Corporation, a Delaware corporation ("Buyer"), the individuals, corporations and limited liability companies identified on the signature page of this Agreement as "Sellers" (individually a "Seller" and collectively, the "Sellers") and the corporations identified on the signature page of this Agreement as "Corporations" (individually a "Corporation" and collectively, the "Corporations").

                                 R E C I T A L S

                  WHEREAS, Sellers collectively own (i) all the partnership interests in Lewis Homes of California, a California general partnership ("LHC"), Lewis Development Co., a California general partnership ("Lewis Development"), Lewis Homes Enterprises, a California general partnership ("LHE"), Lewis Homes of Nevada, a Nevada general partnership ("LHN"), and Lewis Properties, a Nevada general partnership ("Lewis Properties," and collectively with LHC, Lewis Development, LHE and LHN, the "Parent Partnerships"), (ii) all of the issued and outstanding capital stock of Lewis Homes Management Corp., a California corporation ("Management Corp."), and Branching Tree Corp., a California corporation ("Branching Tree"), and (iii) all the member interests of
(a) LDC Arctic, LLC, a Delaware limited liability company, LHC Arctic, LLC, a Delaware limited liability company, LHE Arctic, LLC, a Delaware limited liability company, LHN Arctic, LLC, a Delaware limited liability company, and LP Arctic, LLC, a Delaware limited liability company (collectively, the "Holding LLCs"), (b) Mather Housing Company, LLC, a California limited liability company ("Mather"), and (c) Desert Inn Development, L.L.C., a Nevada limited liability company ("Desert Inn"). The Parent Partnerships, directly and through their interests in joint ventures, general partnerships and limited liability companies, and Management Corp., Branching Tree, Mather and Desert Inn, excluding the Excluded Assets (as defined below), collectively constitute the homebuilding operations of the members of the Lewis Homes group of companies in California and Nevada (the "Homebuilding Business");

                  WHEREAS, certain non-Homebuilding Business and other assets and liabilities of the Homebuilding Entities identified on Exhibit A hereto (collectively, the "Excluded Assets" and "Excluded Liabilities") will be removed by Sellers prior to the Closing (as defined below) or conveyed to Sellers or their designees after the Closing, and certain Homebuilding Business assets and liabilities of Sellers identified on Exhibit A hereto (the "Included Assets" and "Included Liabilities") will be transferred by Sellers or their non-Homebuilding Entity affiliates to the Homebuilding Entities prior to the Closing;

                  WHEREAS, Sellers desire to sell and Buyer desires to buy the partnership interests in the Parent Partnerships (the "Partnership Interests"), all of the issued and outstanding capital stock of Management Corp. and Branching Tree (the "Stock") and all the member interests of the Holding LLCs, Mather and Desert Inn (the "Member Interests") for the consideration set forth herein.



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                  WHEREAS, the Corporations, who were formerly partners of one or more of the Parent Partnerships and are currently members of one or more of the Partnership Sellers, desire to make certain representations and warranties to and agreements with Buyer and Buyer desires to make certain representations and warranties to and agreements with the Corporations, all in accordance with the terms of this Agreement.


                                A G R E E M E N T

                  In consideration of the mutual promises contained herein and intending to be legally bound the parties agree as follows:

                                   ARTICLE I


                       DEFINITIONS/PURCHASE & SALE/CLOSING

                  1.1      DEFINITIONS.

                  For all purposes of this Agreement, except as otherwise expressly provided,

                  (a) the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular,

                  (b) all accounting terms not otherwise defined herein have the meanings assigned under GAAP,

                  (c) all references in this Agreement to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of the body of this Agreement,

                  (d) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, and

                  (e) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

                  As used in this Agreement and the Exhibits and Schedules delivered pursuant to this Agreement, the following definitions shall apply.

                  "Action" means any action, complaint, petition, investigation, suit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Entity.


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



                  "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person.

                  "Agreement" means this Agreement by and among Buyer and Sellers as amended or supplemented together with all Exhibits and Schedules attached or incorporated by reference.

                  "Approval" means any approval, authorization, consent, consent to assignment or transfer, qualification or registration, or any waiver of any of the foregoing, required to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Entity or any other Person.

                  "Associate" of a Person means

                           (i) a corporation or organization of which such
Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities;

                           (ii) any trust or other estate in which such Person
has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity; and

                           (iii) any relative or spouse of such Person or any
relative of such spouse.

                  "Auditors" means Ernst & Young LLP, independent public accountants to Management Corp., Branching Tree, Mather, Desert Inn, the Parent Partnerships and their respective Subsidiaries.

                  "Branching Tree Sellers" means the Sellers identified as such on Exhibit B.

                  "Buyer Common Stock" has the meaning set forth in Section 1.2.

                  "Closing" means the consummation of the purchase and sale of the Partnership Interests, Member Interests, and Stock under this Agreement.

                  "Closing Date" means the date of the Closing.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Contract" means any agreement, arrangement, bond, commitment, franchise, indemnity, indenture, instrument, lease, license or understanding, whether or not in writing.

                  "Cost Sharing Agreements" has the meaning set forth in Section 5.12.

                  "Desert Inn Sellers" means the Sellers identified as such on Exhibit B.

                  "Disclosure Schedule" means the Disclosure Schedules dated January 7, 1999 and delivered by Sellers to Buyer, or Buyer to Sellers, as the case may be, as exhibits to this Agreement. The Sections of the Disclosure Schedules shall be numbered to correspond to the



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applicable Section of this Agreement and, together with all matters under such heading, shall be deemed to qualify only that Section.

                  "Encumbrance" means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

                  "Equity Securities" means any capital stock or other equity interest or any securities convertible into or exchangeable for capital stock or other equity interest or any other rights, warrants or options to acquire any of the foregoing securities.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the related regulations and published interpretations.

                  "Excluded Assets" has the meaning set forth in the Recitals.

                  "Excluded Liabilities" has the meaning set forth in the Recitals.

                  "Former Partnership Properties" means those Excluded Assets listed on Exhibit O.

                  "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time.

                  "Governmental Entity" means any government or any agency (including any licensing agency), bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

                  "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related regulations and published interpretations.

                  "Hazardous Substance" means (but shall not be limited to) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Laws as "hazardous substances," "hazardous materials," "hazardous wastes" or "toxic substances," or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, radioactivity or carcinogenicity, and petroleum and drilling fluids, produced waters and other wastes associated with the exploration, development, or production of crude oil, natural gas or geothermal energy, derivatives of petroleum products, and asbestos or asbestos-containing materials.

                  "Holding LLCs" has the meaning set forth in the Recitals.

                  "Holding LLC Sellers" means the Sellers identified as such on Exhibit B.



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                  "Homebuilding Business" has the meaning set forth in the
Recitals and shall be deemed to include the Former Partnership Properties despite their status as Excluded Assets.

                  "Homebuilding Entities" means Management Corp., Branching Tree, Mather, Desert Inn, the Holding LLCs, the Parent Partnerships and their respective Subsidiaries.

                  "Homebuilding Line of Business Financial Information" means the financial information in the column labeled "Homebuilding" in the Combined Companies (California and Nevada) Line of Business Operations/Selected Financial Information as of December 31, 1997 and for the year then ended included in the audited financial statements of the Lewis Homes group of companies referred to in Section 2.5(a).

                  "Included Assets" and "Included Liabilities" have the meanings set forth in the Recitals.

                  "Indemnifiable Claim" means any Loss for or against which any party is entitled to indemnification under Article IX of this Agreement; "Indemnified Party" means the party entitled to indemnity hereunder; and "Indemnifying Party" means the party obligated to provide indemnification hereunder.

                  "Intangible Property" means any trade secret, secret process or other confidential information or know-how and any and all Marks.

                  "IRS" means the Internal Revenue Service or any successor entity.

                  "Law" means any constitutional provision, statute or other law, rule, regulation, or interpretation of any Governmental Entity and any Order.

                  "License Agreement" has the meaning set forth in Section 6.7.

                  "Loss" means any cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including but not limited to, interest or other carrying costs, penalties, reasonable legal, accounting and other professional fees and expenses actually incurred in the investigation, collection, prosecution and defense of claims, and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified person.

                  "Management Corp. Sellers" means the Sellers identified as such on Exhibit B.

                  "Mark" means any brand name, copyright, patent, service mark, trademark, trademark, and all registrations or application for registration of any of the foregoing.

                  "material adverse change," "material adverse effect," "material" or related terms herein mean a material adverse effect on the business, financial condition, results of operations or prospects of the Homebuilding Business of the Homebuilding Entities, taken as a whole; provided, however, that a decline in general economic conditions or matters generally affecting real estate markets or homebuilding companies in California or Nevada (or both) shall not be



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

deemed to be a material adverse change or material adverse effect; and provided, further that solely for the purposes of determining whether a breach of a representation or warranty made in or pursuant to this Agreement by Sellers or the nonperformance by Sellers of any of the covenants or agreements made hereunder results in Losses that are indemnifiable under Article IX hereof, "material adverse change," "material adverse effect", "material" or related terms herein mean a change or effect that results in Losses exceeding $750,000.

                  "Material Contract" means any Contract material to the Homebuilding Business and includes but is not limited to those Contracts deemed material by Section 2.7.

                  "Mather Sellers" means the Sellers identified as such on Exhibit B.

                  "Member Interests" means the member interests in the Holding LLCs, Mather and Desert Inn.

                  "Net Worth" means the stockholders', members' and partners' equity of each of the Homebuilding Entities determined on a combined basis in accordance with GAAP applied consistently with the audited financial statements referred to in Section 7.2(g); provided, however, that (i) any severance payments payable to officers or employees of any Homebuilding Entity on or after the Closing Date shall not be considered in determining Net Worth, (ii) any bonuses payable to officers or employees of any Homebuilding Entity on or after the Closing Date (which shall be limited in accordance with Section 5.3(g)) shall be pro rated over the period from the date the employee was notified of the intent to pay such a bonus to the end of such bonus period and only that portion of the bonus allocated to periods prior to the Closing Date shall be considered in determining Net Worth (it being understood that all bonuses with respect to the fiscal year ended December 31, 1998 shall be paid prior to the Closing), and (iii) no amount payable by any of the Homebuilding Entities to related parties shall be treated as equity in determining Net Worth.

                  "Option Agreement" has the meaning set forth in Section 5.12.

                  "Order" means any decree, injunction, judgment, order, ruling, assessment or writ.

                  "Partnership Interests" has the meaning set forth in the Recitals.

                  "Partnership Sellers" means the Sellers identified as such on Exhibit B.

                  "Permit" means any license, permit, franchise, certificate of authority, consent, variance, development agreement, exemption, or order, or any waiver of the foregoing, required to be issued by any Governmental Entity.

                  "Person" means an association, a corporation, an individual, a partnership, a limited liability company, a trust or any other entity or organization, including a Governmental Entity.

                  "Purchase Price" has the meaning set forth in Section 1.2.



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

                  "Registration Rights Agreement" has the meaning set forth in
Section 5.10.

                  "Representative" has the meaning set forth in Section 5.9.

                  "Shareholders" means the equity owners of those Sellers or Corporations that are "S" corporations under the Code.

                  "Shareholders Agreement" has the meaning set forth in Section 5.11.

                  "Stock" means all of the outstanding capital stock of Management Corp. and Branching Tree.

                  "Subsidiary" means any Person in which any Homebuilding Entity has a direct or indirect equity or ownership interest in excess of 10%, other than Persons included in Excluded Assets.

                  "Tax" means any foreign, federal, state, county or local income, sales and use, excise, franchise, real and personal property, transfer, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding tax or charge imposed by any Governmental Entity, any interest and penalties (civil or criminal) related thereto or to the nonpayment thereof.

                  "Tax Return" means a report, return or other information required to be supplied to a Governmental Entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes any Homebuilding Entity.

                  1.2 PURCHASE PRICE.

                  Subject to the terms and conditions of this Agreement, the Buyer agrees to acquire the Stock, Partnership Interests and Member Interests for an aggregate purchase price (the "Purchase Price") of $51,000 in cash and 7,886,686 shares of the common stock, par value $1.00 per share, of Buyer (the "Buyer Common Stock"), subject to adjustment as set forth in Section 1.6.

                  1.3 TRANSFER OF STOCK BY SELLERS.

                  Subject to the terms and conditions of this Agreement, the Management Corp. Sellers and the Branching Tree Sellers agree to sell the Stock of Management Corp. and Branching Tree, respectively, and deliver the certificates evidencing such Stock to Buyer or its nominee(s) at the Closing. The certificates will be properly endorsed for transfer to or accompanied by a duly executed stock power in favor of Buyer or its nominee(s) as Buyer may have directed prior to the Closing Date and otherwise in a form acceptable for transfer on the books of said corporation.



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

                  1.4 TRANSFER OF MEMBER INTERESTS BY SELLERS.

                  Subject to the terms and conditions of this Agreement, the Holding LLC Sellers, the Mather Sellers and the Desert Inn Sellers agree to sell the Member Interests of the Holding LLCs, Mather and Desert Inn, respectively, to Buyer or its nominee(s) at the Closing by executing and delivering to Buyer or its nominee(s) an assignment, in the form attached hereto as Exhibit C, of all such Seller's right, title and interest in the Member Interests.

                  1.5 TRANSFER OF PARTNERSHIP INTERESTS.

                  Subject to the terms and conditions of this Agreement, Partnership Sellers agree to sell the Partnership Interests to Buyer or its nominee(s) at the Closing by executing and delivering to Buyer or its nominees(s) at the Closing an assignment, in the form attached hereto as Exhibit D, of all such Partnership Seller's right, title and interest in the Parent Partnerships.

                  1.6 POST-CLOSING ADJUSTMENTS TO PURCHASE PRICE.

                  (a) As soon as practicable after the Closing, and in any event within 45 days following the Closing Date, Sellers shall cause to be delivered to Buyer a combined balance sheet of the Homebuilding Entities as of December 31, 1998 (if the Closing occurs on or before January 8, 1999) or the Closing Date (if the Closing occurs after January 8, 1999), prepared in accordance with GAAP (the "Closing Date Balance Sheet") applied on a basis consistent with that used in preparation of the audited financial statements referred to in Section 7.2(g), a combined statement of the Net Worth of the Homebuilding Business of the Homebuilding Entities as of December 31, 1998 (if the Closing occurs on or before January 8, 1999) or the Closing Date (if the Closing occurs after January 8, 1999), and a certificate signed by Sellers' to the effect that such statements have been prepared in accordance with GAAP applied on a basis consistent with that used in the preparation of the audited financial statements referred to in Section 7.2(g) and the terms of this Agreement (the "Post-Closing Certificate"). Buyer shall cooperate fully with Sellers and shall provide Sellers with access to the books and records of the Homebuilding Entities and such other assistance as Sellers reasonably request (including, without limitation, assignment of Buyer's or Homebuilding Entities' personnel to this project). Buyer will reimburse Sellers upon request 50% of all reasonable out-of-pocket costs and expenses actually incurred by Sellers in the preparation of such statement. Within 30 days following the delivery of such information, Buyer shall notify Sellers in writing whether Buyer agrees or disagrees with the determination of the Net Worth of the Homebuilding Business of the Homebuilding Entities set forth in the Post-Closing Certificate. If Buyer disagrees with such determination, Buyer shall specify in writing in reasonable detail the nature and amount of its disagreement. Unless such disagreement is resolved (or to the extent not resolved) by Buyer and Sellers in writing within 10 days after delivery of Buyer's statement of disagreement, the Closing Date Balance Sheet shall be audited, and the Net Worth of the Homebuilding Business of the Homebuilding Entities as of the Closing Date shall be determined, by E & Y Kenneth Leventhal Real Estate Group of Ernst & Young LLP or another independent public accounting firm selected by mutual agreement of the Sellers and Buyer. Such accounting firm shall resolve the disagreement consistent with the language of this Agreement. The determination of the Net Worth of the Homebuilding Business of the Homebuilding Entities as of December 31, 1998 (if



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

the Closing occurs on or before January 8, 1999) or the Closing Date (if the Closing occurs after January 8, 1999), shall be made by such accounting firm within 30 days of submission of the disagreement to it, shall be final and binding on Buyer and the Sellers (absent manifest error in calculations) and the fees and expenses of such accounting firm shall be borne equally by the Sellers, on the one hand, and Buyer, on the other hand. If the Net Worth of the Homebuilding Business of the Homebuilding Entities as of December 31, 1998 (if the Closing occurs on or before January 8, 1999) or the Closing Date (if the Closing occurs after January 8, 1999), as finally determined pursuant to this
Section 1.6, is greater than $192,849,362, Buyer shall pay to the Sellers the amount of such excess, plus interest thereon at the rate of interest per annum publicly announced from time to time by Morgan Guaranty Trust Company of New York as its prime commercial lending rate (the "Agreed Rate") from (and including) the Closing Date to (but excluding) the date of such payment. If the Net Worth of the Homebuilding Business of the Homebuilding Entities as of December 31, 1998 (if the Closing occurs on or before January 8, 1999) or the Closing Date (if the Closing occurs after January 8, 1999), as finally determined pursuant to this Section 1.6, is less than $192,849,362, the Sellers shall pay to Buyer the amount of such deficiency, plus interest thereon at the Agreed Rate from (and including) the Closing Date to (but excluding) the date of such payment. Any payment contemplated by this Section 1.6 shall be made by wire transfer in federal or other immediately available funds on or before the tenth day following the final determination thereof, and any payment by Buyer to Sellers shall be delivered to the accounts and in the names designated by the Representative prior to the Closing Date unless the Representative gives Buyer other instructions at least one day prior to the date of payment.

                  (b) Notwithstanding the requirements in Section 1.6(a) of consistency in the preparation of the Closing Date Balance Sheet and Net Worth statement, and notwithstanding any other provision of this Agreement, for purposes of the preparation and review of, and any resolution of disagreements regarding, the Closing Date Balance Sheet and Net Worth of the Homebuilding Business of the Homebuilding Entities as of December 31, 1998 (if the Closing occurs on or before January 8, 1999) or the Closing Date (if the Closing occurs after January 8, 1999), the distribution or transfer of all of the Excluded Assets and Excluded Liabilities by the Homebuilding Entities and transfer of all of the Included Assets and Included Liabilities to the Homebuilding Entities shall be deemed to have occurred prior to December 31, 1998 (if the Closing occurs on or before January 8, 1999) or the Closing Date (if the Closing occurs after January 8, 1999), even if not all such transfers have been effected as of such date.

                  (c) Notwithstanding any other provision of this Agreement, no fractional shares of Buyer Common Stock, or certificates therefore, will be issued in payment of the Purchase Price. Each Seller who would otherwise be entitled to receive a fractional share of Buyer Common Stock in payment of the Purchase Price (after aggregating all whole and fractional shares of Buyer Common Stock to which such Seller would be entitled but for this Section in consideration for all Stock, Member Interests and Partnership Interests delivered by such Seller) shall receive, in lieu of such fractional share, cash equal to the product of such fraction and the average closing price of Buyer Common Stock for the ten trading days ending two business days prior to the Closing Date as reported on the New York Stock Exchange Composite Tape.

                  1.7 THE CLOSING.

                  The Closing will take place at the offices of Munger, Tolles & Olson LLP, 355 South Grand Avenue, Los Angeles, California 90071. The Closing will take place no earlier than January 7, 1999 or, if later, the fifth business day after the satisfaction of the conditions set forth in Sections 7.1(b), 7.1(c), 7.2(c), 7.2(f), 7.2(g), 7.3(b) and 7.3(d) or such later date as Sellers and Buyer may agree. The parties shall use their best efforts to effectuate the Closing on January 7, 1999. At the Closing, Buyer, in exchange for the Stock, Partnership Interests and Member Interests, shall pay to Sellers the Purchase Price by wire transfer of the cash portion of the Purchase Price to an account designated by the Representative at least three business days prior to the Closing and by delivery to the Representative, on behalf of the Sellers, of stock certificates in the Sellers' names as designated by the Representative at least three business days prior to the Closing.

                  1.8 PURCHASE PRICE ALLOCATION.

                  The Purchase Price shall be allocated among the Stock, the Member Interests and the Partnership Interests in a manner that will facilitate allocations being made in accordance with Section 6.4(c), and that is consistent with the other provisions of this Agreement. The parties intend that the acquisitions of Stock be taxable purchases, and a sufficient amount of the cash portion of the Purchase Price shall be allocated to each of the acquisitions of the Stock of Management Corp. and the Stock of Branching Tree so that neither acquisition will qualify as a reorganization within the meaning of Section 368(a) of the Code. Subject to the foregoing, prior to the Closing Sellers shall provide a schedule to Buyer, to become a part of this Agreement, that shall set forth the manner in which the Purchase Price shall be allocated among the Sellers.

                                   ARTICLE II


                    REPRESENTATIONS AND WARRANTIES OF SELLERS

                  Except as otherwise indicated on the Sellers' Disclosure Schedule as applying to a particular Section in this Article II, Sellers and the Corporations, jointly and severally, represent, warrant and agree as follows:

                  2.1 MANAGEMENT CORP. AND BRANCHING TREE.

                  Each of Management Corp. and Branching Tree is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Each of Management Corp. and Branching Tree has all necessary corporate power and authority to own its properties and to carry on its business as now conducted and is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which the character or the location of its assets owned or leased or the nature of its business requires qualification, except where the failure to be so qualified would not have a material adverse effect on the Homebuilding Business. Neither Management Corp. nor Branching Tree has any Subsidiaries.

                  2.2 STOCK.

                  Management Corp. Sellers own all of the outstanding shares of the capital stock of Management Corp. The authorized capital stock of Management Corp. consists of 10,000 shares of common stock, no par value, of which 2,000 shares are issued and outstanding. Branching Tree Sellers own all the outstanding shares of the capital stock of Branching Tree. The authorized capital stock of Branching Tree consists of 10,000 shares of common stock, no par value, of which 480 shares are issued and outstanding. There are no outstanding Contracts or other rights to subscribe for or purchase, or Contracts or other obligations to issue or grant any rights to acquire, any Equity Securities of Management Corp. or Branching Tree, or to restructure or recapitalize Management Corp. or Branching Tree. There are no outstanding Contracts of Sellers, Corporations, Management Corp. or Branching Tree to repurchase, redeem or otherwise acquire any Equity Securities of Management Corp. or Branching Tree. All Equity Securities of Management Corp. and Branching Tree are duly authorized, validly issued and outstanding and are fully paid and nonassessable and were issued in conformity with applicable Laws. There are no, and never have been, preemptive rights in respect of any Equity Securities of Management Corp. or Branching Tree. Except as described in Schedule 2.2, neither Management Corp. nor Branching Tree owns any Equity Securities of any Person.

                  2.3 HOLDING LLCS, MATHER AND DESERT INN.

                  Each of the Holding LLCs, Mather and Desert Inn is a limited liability company duly formed and validly existing and in good standing under the laws of the state of its organization. Continuously since its formation, each of Mather and Desert Inn has been treated as a partnership, and the Holding LLCs have been treated by the Holding LLC Sellers as disregarded entities, for purposes of federal, state, and local Taxes. Each of the Holding LLCs, Mather and Desert Inn has all necessary power and authority under its organizational documents to own its properties and carry on its business as now conducted. Each of the Holding LLCs, Mather and Desert Inn is duly qualified to do business as a foreign limited liability company in good standing in all jurisdictions in which the character or the location of its assets owned or leased or the nature of its business requires qualification, except where the failure to be so qualified would not have a material adverse effect on the Homebuilding Business. The Holding LLC Sellers, Mather Sellers and Desert Inn Sellers own all of the outstanding membership interests in the Holding LLCs, Mather and Desert Inn, respectively. Each Holding LLC Seller holds all of the membership interests in its respective Holding LLC. There are no outstanding Contracts or other rights to subscribe for or purchase, or Contracts or other obligations to issue or grant any rights to acquire, any interest in the Holding LLCs, Mather or Desert Inn, or to restructure or recapitalize the Holding LLCs, Mather or Desert Inn. There are no outstanding Contracts of Sellers, the Corporations or the Holding LLCs, Mather or Desert Inn to repurchase, redeem or otherwise acquire any interest in the Holding LLCs, Mather or Desert Inn. All Member Interests were issued in conformity with all applicable Laws. Schedule 2.3 lists all Subsidiaries of the Holding LLCs, Mather or Desert Inn and correctly sets forth their respective ownership interests therein, any other interest of any other Person in such Subsidiary and the jurisdiction in which each such Subsidiary was organized. Except as set forth on Schedule 2.3, all of the Equity Securities, partnership interests, membership interests, or other interests owned by the Holding LLCs, Mather or Desert Inn in any such Subsidiary are validly issued and outstanding, fully paid and nonassessable, were issued in conformity with applicable Laws and without violation of, and are free of, any preemptive rights, and are owned by the Holding LLCs, Mather or Desert Inn, as applicable, free and clear of any and all covenants, conditions, or other Encumbrances. Each of such Subsidiaries is duly formed and validly existing and in good standing under the laws of the jurisdiction of its organization. Each such Subsidiary has all necessary power and authority under its organizational documents to own its properties and to carry on its business as now conducted and is duly qualified to do business in all jurisdictions in which the character or the location of the assets owned or leased by it or the nature of the business conducted by it requires qualification, except where the failure to be so qualified would not have a material adverse effect on the Homebuilding Business. Except for such Subsidiaries or as set forth on Schedule 2.3, neither the Holding LLCs, Mather nor Desert Inn own any Equity Securities of any Person.

                  2.4 PARENT PARTNERSHIPS.

                  Each of the Parent Partnerships is a duly formed and validly existing general partnership in good standing under the laws of the state of its organization. As of the Closing Date, each of the Parent Partnerships shall be treated by the Partnership Sellers as a disregarded entity for purposes of federal, state and local Taxes. Each Parent Partnership has all necessary power and authority under its partnership agreement to own its property and to carry on its business as now conducted and is duly qualified to do business in all jurisdictions in which the character or the location of the assets owned or leased by it or the nature of its business requires qualification, except where the failure to be so qualified would not have a material adverse effect on the Homebuilding Business. The Partnership Sellers and the Holding LLCs own all the outstanding partnership interests in the Parent Partnerships. There are no outstanding Contracts or other rights to subscribe for or purchase, or Contracts or other obligations to issue or grant any rights to acquire, any interest in the Parent Partnerships, or to restructure or recapitalize the Parent Partnerships. There are no outstanding Contracts of Sellers, the Corporations, the Holding LLCs or the Parent Partnerships to repurchase, redeem or otherwise acquire any interest in the Parent Partnerships. All Partnership Interests were issued in conformity with all applicable Laws. Schedule 2.4 lists all Subsidiaries of the Parent Partnerships and correctly sets forth the Parent Partnership's ownership interest and profit or loss allocation (and any special allocations with priority over the Parent Partnership's profit or loss allocation) therein, any other interest of any other Person in such Subsidiary and the jurisdiction in which each such Subsidiary was organized. Except as set forth on Schedule 2.4, all of the Equity Securities, partnership interests, membership interests, or other interests owned by a Parent Partnership in any such Subsidiary are validly issued and outstanding, fully paid and nonassessable, were issued in conformity with applicable Laws and without violation of, and are free of, any preemptive rights, and are owned by such Parent Partnership free and clear of any and all covenants, conditions, or other Encumbrances. Each of such Subsidiaries is duly formed and validly existing under the laws of the jurisdiction of its organization. Each such Subsidiary has all necessary power and authority under its organizational documents to own its properties and to carry on its business as now conducted and is duly qualified to do business in all jurisdictions in which the character or the location of the assets owned or leased by it or the nature of the business conducted by it requires qualification, except where the failure to be so qualified would not have a material adverse effect on the Homebuilding Business. Except for such Subsidiaries or as set forth on
Schedule 2.4, the Parent Partnerships own no Equity Securities of any Person. None of the Holding LLCs have any assets or liabilities of any nature whatsoever, other than a Partnership Interest in one of the Parent Partnerships and $100 in cash. Each of the Holding LLCs was formed solely for the purpose of holding such Partnership Interest and has conducted no other business activities whatsoever.

                  2.5 FINANCIAL STATEMENTS; CHANGES; CONTINGENCIES.

                  (a) Audited Financial Statements. Sellers have delivered to Buyer combined balance sheets for the Lewis Homes group of companies at December 31, 1997 (the "Audited Balance Sheet Date") and 1996 and the related combined statements of operations, equity and cash flows for the years ended December 31, 1997 and 1996. Such balance sheets and statements of operations, equity and cash flows have been examined by the Auditors whose audit report thereon is included with such statements. All such financial statements have been prepared in conformity with GAAP applied on a consistent basis (except for changes, if any, required by GAAP and disclosed therein) and present fairly, in all material respects, the combined financial position of the Lewis Homes group of companies at December 31, 1997 and 1996 and the combined results of their operations and cash flows for the years then ended. Sellers have also delivered to Buyer combined Line of Business Operations/Selected Financial Information for the Homebuilding Business at and for the year ended December 31, 1997. Such combined Line of Business Operations/Selected Financial Information has been subjected to the auditing procedures applied in the audit by Auditors of the audited combined financial statements referred to above, except as noted , and exclude the Excluded Assets (other than the properties identified on Exhibit A as Sierra Lakes and Fontana (Zee) property) and Excluded Liabilities and include the Included Assets and Included Liabilities.

                  (b) Interim Financial Statements Sellers have delivered to Buyer a combined balance sheet of the Homebuilding Business at June 30, 1998 and a related combined income statement for the six months ended June 30, 1998. Such financial statements have been prepared in conformity with GAAP on a basis consistent with the audited financial statements referred to in Section 7.2(g) (except for changes, if any, required by GAAP, the lack of notes thereto and the exclusion of the Excluded Assets (other than the properties identified on Exhibit A as Sierra Lakes and Fontana (Zee) property) and Excluded Liabilities and the inclusion of the Included Assets and Included Liabilities) and present fairly, in all material respects, the combined financial position of the Homebuilding Business of the Homebuilding Entities at June 30, 1998 and the combined results of operations for the six months ended June 30, 1998.

                  (c) No Material Adverse Changes. Except as set forth in
Schedule 2.5, since June 30, 1998, the Homebuilding Entities have conducted the Homebuilding Business in the ordinary course of business consistent with past practices (except for the exclusion of Excluded Assets and Excluded Liabilities and the inclusion of the Included Assets and Included Liabilities) and, whether or not in the ordinary course of the Homebuilding Business, there has not been, occurred or arisen:

                           (i) any change in or event affecting the Homebuilding
Business that has had or is reasonably expected to have a material adverse effect on the Homebuilding Business,

                           (ii) any agreement, condition, action or omission
which would be proscribed by (or require consent under) subsections (e), (f),
(g), (h), (i), (j), (k), (p), (q), (t), (u) or (v) (solely as it relates to subsections (e), (f), (g), (h), (i), (j), (k), (p), (q), (t) and (u)) of Section
5.3 had it existed, occurred or arisen after the date of this Agreement,

                           (iii) any strike or other labor dispute, or

                           (iv) any casualty, loss, damage or destruction
(whether or not covered by insurance) of any property of the Homebuilding Entities that constitutes a material adverse change and that has involved or may involve a loss to any of the Homebuilding Entities in excess of applicable insurance coverage.

                  (d) No Other Liabilities or Contingencies. None of the Homebuilding Entities has any material liabilities of any nature, whether accrued, absolute, contingent, known, unknown, or otherwise, except liabilities that (i) are reflected or disclosed in the most recent of the financial statements referred to in subsection (b) above, (ii) were incurred after June 30, 1998 in the ordinary course of business, or (iii) are set forth in Schedule
2.5 hereto.

                  (e) Reserves. At December 31, 1997, the reserves for construction defects and litigation, but not including any warranty reserves, aggregated $5.5 million and on the Closing Date will be no less than $2.7 million.

                  2.6 TAX AND OTHER RETURNS AND REPORTS.

                  The Homebuilding Entities have timely filed (taking into account any extensions) all required Tax Returns required to be filed by them before the date hereof and have paid all Taxes shown on such Tax Returns to be due. The Homebuilding Entities shall timely file (taking into account any applicable extensions) all Tax Returns that are required to be filed by them on or after the date hereof and before the Closing Date and shall pay all Taxes shown on any such Tax Return to be due. All Tax Returns referred to above in this section were or shall be complete and correct in all material respects. Adequate provision has been made in the books and records of the Homebuilding Entities and in the financial statements referred to in Section 2.5 above, for all Taxes required to be paid or withheld for the periods covered by such financial statements, whether or not disputed and whether or not due and payable. Except as listed on Schedule 2.6, there is no audit, examination or similar proceeding pending or, to Sellers' knowledge, threatened, or claim or assessment of deficiency pending or, to the Sellers' knowledge, threatened, with respect to any Tax Return of the Homebuilding Entities, and there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any such Tax Return. None of the Sellers is a "foreign person" within the meaning of Section 1445(b)(2) of the Code. Each of Management Corp. and Branching Tree is, and has for all taxable periods beginning on and after its incorporation, qualified to be, and with all required consents of its shareholders has validly elected to be, taxed as an "S corporation" under the Code and analogous state tax law. Such elections have never been terminated or revoked, are currently in effect, and will be in effect through such time as they terminate as a result of the Closing. Since such elections, neither Management Corp. nor Branching Tree has acquired assets with a carryover basis from a C corporation under the Code. Each Seller that is a corporation and every Corporation is an "S corporation" under the Code. The Homebuilding Entities have no liability for any Taxes of any person or entity other than themselves under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, territorial, or foreign law), as transferee or successor, or by contract or otherwise. Except as set forth in Schedule 2.6, none of the Homebuilding Entities is a party to any agreement, contract, arrangement, or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

                  2.7 MATERIAL CONTRACTS.

                  Schedule 2.7 lists each Contract to which any Homebuilding Entity is a party or to which any Homebuilding Entity or any of their respective properties or any of the Former Partnership Properties is subject or by which any of the foregoing is bound that is deemed a Material Contract under this Agreement. Each Contract that (a) after June 30, 1998, obligates any Homebuilding Entity to pay an amount of $500,000 or more or obligates the owners of Former Partnership Properties to pay such amount with respect to any Former Partnership Property, (b) represents a Contract upon which the Homebuilding Business is substantially dependent, (c) provides for an extension, assumption, or guarantee of credit to or by a Homebuilding Entity or secured by a Former Partnership Property in an amount of $500,000 or more, (d) limits or restricts the ability of any Homebuilding Entity to compete or otherwise to conduct its business in any manner or place, (e) provides for a guaranty or indemnity by any Homebuilding Entity or encumbering any Former Partnership Property, (f) grants a power of attorney, agency or similar authority to another person or entity, (g) contains a right of first refusal, (h) contains a right or obligation of any Affiliate, officer or director or any Associate of any Homebuilding Entity with respect to any Homebuilding Entity or Former Partnership Property that cannot be terminated by Buyer within 30 days after the Closing without penalty or payment,
(i) requires any Homebuilding Entity to buy or sell goods or services, or requires the sale of any Former Partnership Property, with respect to which there will be material losses or will be costs and expenses materially in excess of expected receipts (other than as provided for or otherwise reserved against on the most recent of the balance sheet referred to in Section 2.5), (j) provides for the acquisition or disposition of real property in an amount of $500,000 or more, (k) provides for a joint venture, partnership, or other profit or loss sharing arrangement, or (l) is a development, entitlement, or similar agreement with any Governmental Entity, shall be deemed to be a Material Contract and has been identified on such Schedule 2.7. True copies of the agreements appearing on Schedule 2.7, including all amendments and supplements, have been made available to Buyer. Each Material Contract is valid and enforceable; each Homebuilding Entity, as applicable, has duly performed all its obligations thereunder to the extent that such obligations to perform have accrued; and no breach or default, alleged breach or default, or event which would (with the passage of time, notice or both) constitute a breach or default thereunder by any Homebuilding Entity, or encumber the Former Partnership Property, or, to the knowledge of Sellers, any other party or obligor with respect thereto, has occurred or, except as set forth in

Schedule 2.7, as a result of this Agreement or the consummation of the transactions contemplated hereby will occur. Except as set forth in Schedule 2.7, consummation of the transactions contemplated by this Agreement will not (and will not give any person a right to) terminate or modify any rights or accelerate or augment any obligation of any Homebuilding Entity or with respect to any Former Partnership Property. The parties agree that special assessment districts need not be listed on Schedule 2.7.

                  2.8 REAL AND PERSONAL PROPERTY; TITLE TO PROPERTY; LEASES.

                  (a) The Homebuilding Entities have good and marketable title to, a valid leasehold interest in, or other right to use, all properties and assets material to the conduct of the Homebuilding Business as reflected in the balance sheet as of June 30, 1998 referred to in Section 2.5(b) or acquired since that date, except for the Former Partnership Properties, which have been disposed of since that date, and except for other properties and assets in an aggregate amount that would not constitute a material adverse change in the Homebuilding Business that were disposed of since such date in the ordinary course of business consistent with past practice. Except as set forth on
Schedule 2.8(a), the Homebuilding Entities hold all such title, interest, or right free and clear of Encumbrances other than (i) liens securing taxes, assessments, or payments not yet due, (ii) such imperfections or irregularities in title, easements, or other liens as are not substantial in character, amount or extent and do not interfere with the Homebuilding Entity's or Subsidiary's current use of the property subject thereto or affected thereby or the development of such property in accordance with current entitlement, development, or similar agreements with Governmental Entities, and (iii) other matters which, individually or in the aggregate, do not and would not have a material adverse effect with respect to the Homebuilding Entities. The Homebuilding Entities have obtained title insurance policies covering the Former Partnership Properties and other real property owned by a Homebuilding Entity with, in either case, an initial purchase price in excess of $1 million. All of such tangible properties and assets are in good operating condition and repair (ordinary wear and tear excepted and subject to normal scheduled maintenance).
Schedule 2.8(a) lists all of the real property owned or leased by any Homebuilding Entity and with respect to leased property sets forth the lessor, lease term (including any renewal rights), and lease payment amounts and schedule. All leased real property held by any Homebuilding Entity, as lessee or sublessee, as the case may be, under a lease providing for annual lease payments exceeding $25,000 are held under valid, binding and enforceable leases or subleases, and none of the Homebuilding Entities are in default thereunder. To the knowledge of Sellers, there is no pending or threatened Action that would materially interfere with the quiet enjoyment of any such leased real property by any Homebuilding Entity.

                  (b) Except as set forth on Schedule 2.8(b), to the knowledge of Sellers, (i) there are no endangered species or protected natural habitat, flora or fauna located on any of the real property owned or leased by any Homebuilding Entity constituting part of the Homebuilding Business or on the Former Partnership Properties and no such real property is designated as wetlands, (ii) none of such real property is located within a 100-year flood plain as designated by any United States Governmental Entity or is subject to seismic safety problems that prevent residential development thereon, (iii) none of the Homebuilding Entities has received any notice of any condemnation or eminent domain proceedings with respect to any of such real property, or negotiations for the purchase of any such real property in lieu of condemnation, and (iv) there are no moratoriums (including utility moratoriums) by Governmental Entities responsible for issuing approvals or according other entitlements with respect to any such real property.

                  (c) Schedule 2.8(c) sets forth: (i) a true and complete list of all those matters for which a file was opened by Management Corp.'s Legal Department (which employs all the in-house lawyers serving the Homebuilding Entities) on behalf of a Homebuilding Entity on or after January 1, 1997, relating to a claim or complaint by the purchaser (a "Lewis Homeowner") of a residence (a "Lewis Home") developed or constructed by a Homebuilding Entity with respect to his/her Lewis Home; (ii) the aggregate net customer service expenditures (excluding any overhead allocation) of the Homebuilding Entities for 1996, 1997, and January 1 through August 31, 1998 (whether or not such customer service expenditures related to requests for customer service from Lewis Homeowners during the Homebuilding Entities' formal one-year warranty period) by tract; (iii) a true and complete list of all home repurchases by any of the Homebuilding Entities which closed escrow between January 1, 1997 and September 30, 1998; and (iv) the number of customer service requests by tract with respect to any Lewis Home which were open and not resolved as of September 30, 1998. Except as set forth on Schedule 2.8(c), to the knowledge of Sellers, there are no warranty claims exceeding $12,000 per individual house pending or settled or which resulted in home purchases since January 1, 1997 against any Homebuilding Entity.

                  2.9 INTANGIBLE PROPERTY.

                  Schedule 2.9 lists all Marks and other items of Intangible Property in which any Homebuilding Entity has an interest, other than Marks or Intangible Property the loss of which would not have a material adverse effect on the Homebuilding Entities, and the nature of such interest. Schedule 2.9 also lists all Permits or other rights with respect to any of the foregoing. The Homebuilding Entities have the rights to and ownership of all Intangible Property required for use in connection with the Homebuilding Business, the absence of which would have a material adverse effect on the Homebuilding Business. Without limiting the foregoing, Branching Tree owns the exclusive right to the distinctive tree symbol used in the Homebuilding Business. Except as set forth in Schedule 2.9, none of the Homebuilding Entities use any Intangible Property by consent of any other person or are required to and do make any payments to others with respect thereto. The Homebuilding Entities have in all material respects performed all obligations required to be performed by them, and none of such entities is in default in any material respect under any Contract relating to any of the foregoing. Except as set forth in Schedule 2.9, none of the Homebuilding Entities has received any notice to the effect that the Intangible Property or any use by any Homebuilding Entity of any such property conflicts with or allegedly conflicts with or infringes the rights of any Person, and, to the knowledge of Sellers, no other person is infringing upon the rights of any of the Homebuilding Entities with respect to any Marks or other Intangible Property.

                  2.10 NO CONFLICTS.

                  Except as set forth on Schedule 2.10, the execution, delivery and performance of this Agreement by Sellers and the Corporations and the performance by Sellers and the Corporations of any of the transactions contemplated hereby will not violate, or constitute a breach or default (whether upon lapse of time or notice or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under, the charter, partnership, or other operating documents of any Homebuilding Entity or any Material Contract of any of such entities, result in the imposition of any Encumbrance against any material asset or material properties of any Homebuilding Entity or against the Former Partnership Properties, or violate any Law (assuming that the appropriate governmental approvals are received as contemplated by Section 7.1(b)), except for such violations, breaches, defaults, terminations, cancellations, accelerations, or impositions that would not have a material adverse effect on the Homebuilding Business. Except as set forth in Schedule 2.10, the execution and delivery of this Agreement by Sellers and the Corporations and the performance of this Agreement by Sellers and the Corporations will not require a filing or registration with, or the issuance of any Permit or Approval by, any other third party or Governmental Entity.

                  2.11 LEGAL PROCEEDINGS AND CERTAIN LABOR MATTERS.

                  Except as set forth in Schedule 2.11, there is no Order or Action pending, or, to the knowledge of Sellers, threatened, against or affecting any Homebuilding Entity or any of their respective properties or assets or the Former Partnership Properties that individually or when aggregated with one or more other Orders or Actions has or is reasonably expected to have a material adverse effect on the Homebuilding Entities or the Former Partnership Properties or on Sellers' or the Corporations' ability to perform this Agreement. Schedule 2.l1 sets forth all Orders or Actions pending or, to the knowledge of Sellers, threatened against or affecting any Homebuilding Entity or any of their respective properties or assets or the Former Partnership Properties involving a claim for more than $100,000 or seeking or imposing injunctive or other equitable relief against any Homebuilding Entity. Except as set forth in Schedule 2.11, (i) each Homebuilding Entity and each Former Partnership Property is in compliance in all material respects with the terms and requirements of each Order listed on Schedule 2.11, which it, or any of the assets owned or used by it, is or has been subject and (ii) to Sellers' knowledge, no Homebuilding Entity has received any notice or other communication (whether oral or written) from any Governmental Entity or any other person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order listed on Schedule 2.11, except for any such violation that, individually or in the aggregate, will not or could not reasonably be expected to result in a material adverse change to the Homebuilding Entities. Except as set forth in Schedule 2.11, there is no organized labor strike, dispute, slowdown or stoppage, or collective bargaining or unfair labor practice claim pending or, to the knowledge of Sellers, threatened against or affecting any Homebuilding Entity, the Homebuilding Business or the Former Partnership Properties. To Sellers' knowledge, none of the Homebuilding Entities nor any of their respective officers, directors, partners, employees or agents has given or made or agreed to give or make any illegal commissions, payment, gratuity, gift, political contribution or similar benefit to any governmental employee who is in a position to help or hinder the business of the Homebuilding Entities.

                  2.12 MINUTE BOOKS.

                  The minute books and similar records of organizational proceedings of each of the Homebuilding Entities, to the extent required, accurately reflect all actions and proceedings taken to date by the shareholders, board of directors and committees, partners, or members (to the extent that any consent of partners or members as a class has been required) of the Homebuilding Entities, and such minute books and similar records contain true and complete copies of the charter documents, partnership agreements, or operating agreement, as applicable, of the Homebuilding Entities, and all related amendments. The stock, partnership interest, or membership interest record books of each of the Homebuilding Entities reflect accurately all transactions in its capital stock, partnership interests, or membership interests of all classes.

                  2.13 ACCOUNTING RECORDS.

                  The Homebuilding Entities have records that accurately and validly reflect their respective transactions, and accounting controls sufficient to insure that such transactions are (i) executed in accordance with management's general or specific authorization and (ii) recorded in conformity with GAAP so as to maintain accountability for assets.

                  2.14 INSURANCE.

                  Schedule 2.14 lists all insurance policies and bonds held by the Homebuilding Entities as of September 30, 1998. None of the Homebuilding Entities is in default under any policy or bond. None of the Homebuilding Entities has received any notice from any insurer or agent of any intent to cancel or not to renew any insurance policy.

                  2.15 PERMITS.

                  The Homebuilding Entities hold all Permits that are required by any Governmental Entity to permit each of them to conduct their respective Homebuilding Businesses as now conducted, and the Homebuilding Entities are in compliance with such Permits, except (i) where the failure to hold or be in compliance with such Permits would not, individually or in the aggregate, have a material adverse effect on the Homebuilding Entities, and (ii) for Permits and entitlements for the development of real property which is not yet developed or Permits not yet required in the development process of real property, and all such Permits are valid and in full force and effect. To the knowledge of Sellers, no suspension, cancellation or termination of any of such Permits is threatened or imminent and no event has occurred that has resulted or would reasonably be expected to result (with the passage of time, or notice, or both) in a suspension, cancellation or termination of any such Permit.

                  2.16 EMPLOYEE BENEFITS.

                  (a) Employee Benefit Plans, Collective Bargaining and Employee Agreements, and Similar Arrangements.

                           (i) Schedule 2.16 lists all employee benefit plans and collective bargaining, employment or severance agreements or other similar arrangements to which any Homebuilding Entity is a party or by which any of them is bound, including, without limitation, (a) any profit-sharing, deferred compensation, bonus (including any change-of-control, continuance or stay bonus), stock option, stock purchase, phantom stock, restricted stock, pension, retainer, consulting, retirement severance, termination, welfare or incentive plan, agreement or arrangement, (b) any plan, agreement or arrangement providing for "fringe benefits" or perquisites to employees, officers, directors or agents, including but not limited to benefits relating to automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, medical, dental, hospitalization, life insurance and other types of insurance, (c) any employment agreement, or (d) any other "employee benefit plan" (within the meaning of Section 3(3) or ERISA).

                           (ii) Sellers have made available to Buyer true and complete copies of all documents and summary plan descriptions with respect to such plans, agreements and arrangements, or summary descriptions of any such plans, agreements or arrangements not otherwise in writing.

                           (iii) The Homebuilding Entities are in full compliance with the applicable provisions of ERISA (as amended through the date of this Agreement), the regulations and published authorities thereunder, and all other Laws applicable with respect to all such employee benefit plans, agreements and arrangements, except where the failure to be in compliance would not have a material adverse effect on the Homebuilding Entities. The Homebuilding Entities have performed all of their obligations under all such plans, agreements and arrangements. There are no Actions (other than routine claims for benefits) pending or threatened against such plans or their assets, or arising out of such plans, agreements or arrangements, and, to the knowledge of Sellers, no facts exist which could give rise to any such Actions.

                           (iv) Except as set forth in Schedule 2.16, each of the plans, agreements or arrangements can be terminated by the Homebuilding Entities within a period of 30 days following the Closing Date, without payment of any additional compensation or amount or the additional vesting or acceleration of any such benefits.

                           (v) Sellers shall pay or reimburse Buyer, upon request, for (A) any severance payments made by Buyer or any Homebuilding Entity within the first 12 months after the Closing Date to Leon C. Swails pursuant to that certain Employment Agreement dated as of February 27, 1995, as amended February 27, 1998 and December __, 1998, and (B) any "Deferred Salary" and "Special Bonus" under Section 3 of that agreement if Mr. Swails' employment is terminated in the first 12 months of the Closing Date as if Mr. Swails' employment was terminated as of the Closing Date.

                  (b) Qualified Plans. None of the Homebuilding Entities have a stock bonus, pension or profit-sharing plan within the meaning of Section 401
(a) of the Code.

                  (c) Health Plans. All group health plans of the Homebuilding Entities have been operated in substantial compliance with the group health plan continuation coverage requirements of Section 162(k) and Section 4980B of the Code to the extent such requirements are applicable.

                  (d) Fines and Penalties. There has been no act or omission by any Homebuilding Entity or any ERISA Affiliate that has given rise to or may give rise to fines, penalties, taxes, or related charges under Section 502(c) or (k) or Section 4071 of ERISA or Chapter 43 of the Code.

                  (e) Other Plans. None of the Homebuilding Entities have an employee pension benefit plan, a multi-employer plan (as defined in Section 3(37) of ERISA) or a voluntary employees' beneficiary association as defined in
Section 501(c) of the Code.

                  2.17 CERTAIN INTERESTS.

                  Except as set forth in Schedule 2.17, no Affiliate of any Seller, Corporation or Homebuilding Entity nor any officer, director, or partner of any thereof, nor Associate of any such individual, has any material interest in any property or other asset used in or pertaining to the Homebuilding Business or the Former Partnership Properties. Except as set forth in Schedule 2.17, the consummation of the transactions contemplated by this Agreement will not (either alone, or upon the occurrence of any act or event, or with the lapse of time, or both) result in any benefit or payment (severance or other) arising or becoming due from any Homebuilding Entity or the successor or assign of any thereof to, or burdening the Former Partnership Properties for the benefit of, any Person.

                  2.18 BANK ACCOUNTS, POWERS, ETC.

                  Schedule 2.18 lists each bank, trust company, savings institution, brokerage firm, mutual fund or other financial institution with which any Homebuilding Entity has an account or safe deposit box and the names and identification of all Persons authorized to draw thereon or to have access thereto, and lists the names of each Person holding powers of attorney or agency authority from any Homebuilding Entity.

                  2.19 NO BROKERS OR FINDERS.

                  No agent, broker, finder, or investment or commercial banker, or other Person or firm engaged by or acting on behalf of Sellers, the Corporations or any Homebuilding Entity or any of their respective Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or such transactions, except Salomon Smith Barney, Inc. as to which Sellers and the Corporations shall have full responsibility and neither Buyer nor any Homebuilding Entity shall have any liability.

                  2.20 ENVIRONMENTAL COMPLIANCE.

                  Except as set forth in Schedule 2.20, (i) none of the Homebuilding Entities has generated, used, transported, treated, stored, released or disposed of, nor has suffered or permitted anyone else to generate, use, transport, treat, store, release or dispose of any Hazardous Substance in violation of any Laws, nor is in violation of or liable under any Laws relating to environmental protection and compliance; (ii) there has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance in connection with the conduct of the Homebuilding Business or on or in connection with the use of any property or facility of any Homebuilding Entity or the Former Partnership Properties or, to the knowledge of Sellers, any nearby or adjacent properties or facilities, which has created or might reasonably be expected to create any liability under any Laws or which would require reporting to or notification of any Governmental Entity;
(iii) no asbestos or polychlorinated biphenyl or underground storage tank is contained in or located at any facility of any Homebuilding Entity or Former Partnership Properties; and (iv) any Hazardous Substance handled or dealt with in any way in connection with the Former Partnership Properties or the businesses of any Homebuilding Entity has been and is being handled or dealt with in all respects in compliance with applicable Laws, in each case of clauses
(i) through (iv) except where such action would not have a material adverse effect on the Homebuilding Business. Sellers have made available to Buyer true and complete copies of all reports, studies, analyses, tests, or monitoring prepared or made by or on behalf of Sellers, the Corporations or the Homebuilding Entities pertaining to Hazardous Materials in, on, or under property (including the Former Partnership Properties) now or previously owned or operated by any Homebuilding Entity, including without limitation any Phase I or Phase II assessments referred to in Schedule 2.20 of Sellers' Disclosure Schedule. With respect to properties that are the subject of any such Phase I or Phase II assessments, Sellers have no knowledge of facts or circumstances inconsistent with the assessments therein.

                  2.21 CERTAIN INDEBTEDNESS.

                  Sellers have provided to Buyer true and complete copies of those certain loan agreements, each dated November 30, 1998 (the "Wells Fargo Loans"), between Wells Fargo Bank N.A. and LHN, LHE, Lewis Development and Lewis Properties, together with all related guarantees, security and pledge agreements, subordinated loan agreements, and other agreements, documents, and instruments delivered in connection with entering into such loan agreements and borrowing thereunder. The Homebuilding Entities' aggregate principal indebtedness under the Wells Fargo Loans is $240 million as of the date of this Agreement, and, without limiting anything in Section 5.3 hereof, shall not increase on or prior to the Closing Date other than through the ordinary accrual of interest at the non-default rate in accordance with the terms of such loan agreements. No assets of the Homebuilding Entities, nor Former Partnership Properties, and no Included Assets have been pledged as collateral for the Wells Fargo Loans or in any other way serve as security for or are subject to the Wells Fargo Loans. The Wells Fargo Loans may be prepaid at any time, and may be prepaid concurrently with the Closing, without penalty or fee of any kind under such loan agreements. Without limiting Section 10.14, all fees and expenses incurred or to be incurred by any Homebuilding Entity in connection with the Wells Fargo Loans, including any and all facility fees, loan fees, underwriting fees, and fees and expenses of counsel, will be paid by Sellers or the Corporations or reimbursed by them to the Homebuilding Entities, except to the extent that such fees arise from events after the Closing Date if Buyer elects to assume the Wells Fargo Loans.

                                  ARTICLE III

              ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SELLERS

                  Except as otherwise indicated on the Sellers' Disclosure Schedule as applying to a particular Section of this Article III, each Seller individually represents, warrants and agrees as set forth in Sections 3.1 and
3.2 and each Corporation individually represents, warrants and agrees as set forth in Section 3.3:

                  3.1 OWNERSHIP BY SELLERS; NO CONFLICTS.

                  (a) Seller owns the number of shares of Stock, the Member Interests or the Partnership Interests, as the case may be, set forth opposite his, her or its name on Exhibit B hereto.

                  (b) Seller has good and marketable title to, and sole record and beneficial ownership of, the shares of the Stock, the Member Interests or the Partnership Interests, as the case may be, which are to be transferred to Buyer by Seller pursuant hereto, free and clear of any and all covenants, conditions, marital property rights, or other Encumbrances.

                  (c) If Seller is a entity, it has been duly incorporated or formed and is validly existing in good standing under the laws of its state of incorporation or formation. Whether an individual or an entity, Seller has the right, power and authority to enter into this Agreement and any ancillary agreements hereto, to transfer, convey and sell to Buyer at the Closing the Stock, the Member Interests or the Partnership Interests, as the case may be, to be sold to Buyer by such Seller, and otherwise to perform its obligations under this Agreement and any ancillary agreements. Upon consummation of the Closing, Buyer will acquire from such Seller legal and beneficial ownership of, and all right to vote and other rights (including the right to admission as a partner or member of the pertinent partnership or limited liability company) inhering in the Stock, the Member Interests or the Partnership Interests, as the case may be, to be sold to Buyer by such Seller, free and clear of all covenants, conditions, marital property rights, or other Encumbrances.

                  (d) Seller is not a party to, subject to or bound by any Law or Order, and no Action is pending against Seller or any Homebuilding Entity or, to such Seller's knowledge, threatened, that would prevent the execution, delivery or performance of this Agreement by Seller or the transfer, conveyance and sale of the Stock, Member Interests, or Partnership Interests, as the case may be, to be sold by Seller to Buyer pursuant to the terms hereof.

                  (e) This Agreement has been duly authorized by all necessary corporate, partnership, or limited liability company action on the part of Seller, if Seller is a corporation, partnership or limited liability company, has been executed and delivered by Seller and is a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws limiting creditors' rights generally and equitable principles.

                  (f) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby by Seller violates or will violate or results or will result in a breach of any of the terms and provisions of, or constitutes or will constitute a default under, or results or will result in any augmentation or acceleration of rights, benefits or obligations of any party under, any Contract to which Seller is a party or is bound or which applies to the Stock, Member Interests, or Partnership Interests being sold, or any Order applicable to Seller or to the Stock, Member Interests, or Partnership Interests being sold.

                  (g) If and to the extent required, Seller hereby consents to the execution, delivery, and performance of this Agreement by each other Seller and consents to the admission of Buyer as a stockholder, partner, or member of each Homebuilding Entity, as applicable.

                  3.2 SECURITIES ACT MATTERS.

                  (a) Seller will acquire the shares of Buyer Common Stock comprising the stock portion of the Purchase Price for investment for Seller's own accounts and not with a view to or for offer or sale in connection with any distribution thereof. Seller understands that the shares of Buyer Common Stock delivered pursuant to this Agreement will not have been registered under the Securities Act of 1933, as amended (the "Securities Act") or any applicable state securities laws by reason of a specific exemption or exception from the registration requirements thereof which depend upon, among other things, the accuracy of Seller's representations and warranties in this Section. Seller understands that, until such time as a registration statement covering the resale of such shares of Buyer Common Stock is effective under the Securities Act, or such shares may otherwise be freely traded by Seller without registration under the Securities Act, each stock certificate evidencing such shares may bear a legend substantially to the effect that the shares represented by such certificate have not been registered under the Securities Act or any applicable state securities laws and may be offered and sold only if so registered or upon delivery to Buyer of an opinion of counsel that an exemption or exception from such registration is applicable.

                  (b) Seller acknowledges receipt, either directly or through the Representative, of all information requested from Buyer and considered by Seller to be necessary or appropriate for deciding whether to acquire the shares of Buyer Common Stock to be delivered pursuant to this Agreement, including, without limitation, the Buyer SEC Reports referred to in Section 4.9. Seller is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act or has such knowledge and experience in financial and business matters that Seller is capable of evaluating the merits and risks of, and Seller is able to bear the economic risk of, acquiring such shares of Buyer Common Stock. Seller has had the opportunity to ask questions and receive answers regarding the terms and conditions of the acquisition of Buyer Common Stock pursuant to this Agreement.

                  (c) Seller does not currently own, beneficially or of record, any shares of Buyer Common Stock.

                  3.3 AUTHORITY OF CORPORATIONS; NO CONFLICTS.

                  (a) The Corporation has been duly incorporated and is validly existing in good standing under the laws of its state of incorporation. The Corporation has the right, power and authority to enter into this Agreement and any ancillary agreements hereto and perform its obligations under this Agreement and any ancillary agreements hereto.

                  (b) The Corporation is not a party to, subject to or bound by any Law or Order, and no Action is pending against the Corporation or, to such Corporation's knowledge, threatened, that would prevent the execution, delivery or performance of this Agreement by the Corporation.

                  (c) This Agreement has been duly authorized by all necessary corporate action on the part of the Corporation, has been executed and delivered by the Corporation and is a valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws limiting creditors' rights generally and equitable principles.

                  (d) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, by the Corporation violates or will violate or results or will result in a breach of any of the terms and provisions of, or constitutes or will constitute a default under, or results or will result in any augmentation or acceleration of rights, benefits or obligations of any party under, any Contract to which the Corporation is a party or is bound or which applies to the Stock, Member Interests, or Partnership Interests being sold, or any Order applicable to the Corporation or to the Stock, Member Interests, or Partnership Interests being sold.

                  (e) The Corporation does not currently own, beneficially or of record, any shares of Buyer Common Stock.

                                   ARTICLE IV


                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  Except as otherwise indicated on the Buyer's Disclosure Schedule as applying to a particular Section in this Article IV, Buyer represents, warrants and agrees as follows:

                  4.1 ORGANIZATION AND RELATED MATTERS.

                  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all necessary corporate power and authority to carry on its business as now being conducted. Buyer has the necessary corporate power and authority to execute, deliver and perform this Agreement.

                  4.2 AUTHORIZATION.

                  The execution, delivery and performance of this Agreement by Buyer have been duly and validly authorized by the Board of Directors of Buyer and by all other necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or limiting creditors' rights generally and equitable principles.

                  4.3 NO CONFLICTS.

                  The execution, delivery and performance of this Agreement by Buyer will not violate the provisions of, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under (a) the certificate of incorporation or bylaws of Buyer, (b) any Law or Order to which Buyer is subject or (c) any Contract to which Buyer is a party that is material to the financial condition, results of operations or conduct of the business of Buyer, provided (as to clauses (b) and (c) respectively) that the appropriate regulatory approvals set forth on Schedule
4.3 are received as contemplated by Section 7. 1 (b). Except as set forth in
Schedule 4.3, the execution and delivery of this Agreement by Buyer and the performance of this Agreement by Buyer will not require a filing or registration with, or the issuance of any Permit or Approval by, any other third party or Governmental Entity.

                  4.4 NO BROKERS OR FINDERS.

                  No agent, broker, finder or investment or commercial banker, or other Person or firms engaged by or acting on behalf of Buyer or its Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any broker's or finder's or similar fees or other commissions as a result of this Agreement or such transactions, except Warburg Dillon Read LLC, as to which Buyer shall have full responsibility and none of the Sellers or the Homebuilding Entities shall have any liability.

                  4.5 LEGAL PROCEEDINGS.

                  Except as set forth in Schedule 4.5, there is no Order or Action pending or to the knowledge of Buyer, threatened against or affecting Buyer that individually or when aggregated with one or more other Actions has or might reasonably be expected to have a material adverse effect on Buyer's ability to perform this Agreement.

                  4.6 INVESTMENT REPRESENTATION.

                  Buyer is acquiring the Stock and Partnership Interests from Sellers for Buyer's own accounts for investment purposes only and not with a view to or for sale in connection with the public distribution thereof. Buyer is knowledgeable and experienced in the purchase of businesses and securities of the type contemplated by this Agreement and has the capacity to protect its own interest in connection with the transactions contemplated hereby. Buyer acknowledges that neither the Shares nor the Partnership Interests have been registered under the Securities Act of 1933, as amended, or qualified under any state securities or blue sky laws.

                  4.7 FINANCING.

                  The Buyer has available sufficient funds to enable it to consummate the transactions contemplated hereby.

                  4.8 CAPITAL STOCK.

                  The shares of Buyer Common Stock to be issued as the stock portion of the Purchase Price have been duly authorized by all necessary corporate action on the part of the Buyer and, when issued pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and such shares will be issued without any violation of preemptive rights.

                  4.9 SEC FILINGS; FINANCIAL STATEMENTS.

                  Buyer has delivered to the Sellers, in the form filed with the SEC, (i) its Annual Report to Shareholders and Annual Report on Form 10-K for the fiscal year ended November 30, 1997, (ii) its Proxy Statement for Annual Meeting of Shareholders on April 2, 1998, (iii) its Quarterly Reports on Form 10-Q for the quarters ended February 28, 1998, May 30, 1998, and August 30, 1998, (iv) its Current Reports on Form 8-K, dated June 23, 1998 and August 14, 1998, and (v) any amendments and supplements to any such reports filed by Buyer with the SEC (collectively, the "Buyer SEC Reports"). The Buyer SEC Reports did not at the time they were filed (or if amended or superseded by a filing prior to the date hereof, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of Buyer included in the Buyer SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Buyer and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments). Neither Buyer nor any of its subsidiaries has any material liability of any nature, whether accrued, absolute, contingent or otherwise, except liabilities that (i) are reflected or disclosed in the most recent financial statements included in the Buyer SEC Reports, (ii) were incurred after August 30, 1998 in the ordinary course of business, or (iii) are set forth in Schedule 4.5 hereto. Since August 30, 1998, there has not been, occurred or arisen any change in or event affecting Buyer or any of its subsidiaries that has or is reasonably expected to have a material adverse effect on Buyer, except as set forth in Schedule 4.5.

                                   ARTICLE V


                           COVENANTS PRIOR TO CLOSING

                  5.1 ACCESS.

                  Sellers shall cause the Homebuilding Entities to authorize and permit Buyer and its representatives (which term shall be deemed to include its independent accountants and counsel) to have reasonable access during normal business hours, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of their respective businesses, to all of their respective properties, books, records, operating instructions and procedures, Tax Returns and all other information with respect to the Homebuilding Business as Buyer may from time to time reasonably request, and to make copies of such books, records and other documents and to discuss their respective businesses with such other Persons, including, without limitation, their respective directors, officers, employees, accountants, counsel, suppliers, customers, and creditors, as Buyer considers necessary or appropriate for the purposes of familiarizing itself with the Homebuilding Business, obtaining any necessary Approvals of or Permits for the transactions contemplated by this Agreement and conducting an evaluation of the organization and Homebuilding Business. Without limiting the generality of the foregoing, Buyer shall be entitled to conduct or cause to be conducted (at its expense) on any real property of the Homebuilding Entities such soils and geological tests and environmental inspections, audits and tests (including the taking of soils and ground water samples) and such structural and other physical inspections as Buyer shall deem necessary or useful in connection with the transactions contemplated by this Agreement. Buyer shall cause any damages resulting from any such testing, inspection or audit to be repaired at Buyer's sole cost, and Buyer agrees to indemnify and hold the Sellers and the Homebuilding Entities harmless from any loss, cost, expense or liability incurred by any Seller or Homebuilding Entity relating to or arising out of the conduct of any such tests, inspections or audits. Neither Buyer's making nor omitting to make any such test, inspection, or audit shall affect the representations and warranties of Sellers or the Corporations or the conditions to Buyer's obligations hereunder, or Seller's or the Corporation's indemnification obligations.

                  5.2 MATERIAL ADVERSE CHANGES.

                  Sellers will promptly notify Buyer of any event of which such Seller or a Corporation obtains knowledge which has had or is reasonably expected to have a material adverse effect on the Homebuilding Business or which if known as of the date hereof would have been required to be included on a Schedule to this Agreement. No such notification shall affect the representations or warranties of Sellers or the Corporations or the conditions to Buyer's obligations hereunder, or Seller's or the Corporation's indemnification obligations. Sellers will promptly notify Buyer of any Action that commences or is threatened on or after the date hereof and before the Closing Date that involves a claim for damages in excess of $50,000 or seeks injunctive relief, specific performance, or other equitable remedies.

                  5.3 CONDUCT OF BUSINESS.

                  Sellers shall cause the Homebuilding Entities not to take, and with respect to the Former Partnership Properties the Partnership Sellers shall not take, any of the following actions without the prior consent in writing of Buyer (which consent shall not be unreasonably withheld, except that Buyer may give or withhold its consent in its sole discretion with respect to the matters specified in clauses (f), (h), (i), (k), (l), (m), (n), (s) and (u)):

                  (a) conduct the Homebuilding Business in any manner except in the ordinary course substantially as now conducted; or

                  (b) amend, terminate, renew, fail to renew or renegotiate any Material Contract or default (or take or omit to take any action that, with or without the giving of notice or passage of time, would constitute a default) in any of its obligations under any Material Contract or enter into any new Material Contract; or

                  (c) terminate, amend or fail to renew any existing insurance coverage; or

                  (d) terminate or fail to renew or preserve any Permits; or

                  (e) create, incur, assume or guarantee any long-term debt or capitalized lease obligation of more than $250,000 in any specific case or $1,000,000 in the aggregate; or

                  (f) create, incur, assume or guarantee any long-term debt or capitalized lease obligation of more than $500,000 in any specific case or $2,000,000 in the aggregate, or assume or guarantee any debt or obligation of any person that is not one of the Homebuilding Entities; or

                  (g) make any loan, guaranty or other extension of credit, or enter into any commitment to make any loan, guaranty or other extension of credit, to or for the benefit of, or enter into any agreement for the acquisition or disposition of property from or to, any director, officer, employee, stockholder, partner, Corporation or any of their respective Associates or Affiliates of less than or equal to $500,000 in any specific case or $1,000,000 in the aggregate; or

                  (h) make any loan, guaranty or other extension of credit, or enter into any commitment to make any loan, guaranty or other extension of credit, to or for the benefit of, or enter into any agreement for the acquisition or disposition of property from or to, any director, officer, employee, stockholder, partner, Corporation or any of their respective Associates or Affiliates of more than $500,000 in any specific case or $1,000,000 in the aggregate.

                  (i) grant any general or uniform increase in the rates of pay or benefits to officers, directors or employees (or a class thereof) or any increase in salary or benefits of or pay any bonus to any officer, director, employee or agent, or enter into any new, or amend, supplement, or renew any existing, employment, collective bargaining, severance, change in control, bonus, profit sharing, deferred compensation, fringe benefit, consultancy, or other employee benefit agreement or plan, or increase or accelerate any benefits payable under any of the foregoing; or

                  (j) sell, transfer, mortgage, encumber or otherwise dispose of any assets, except (i) for dispositions of property not greater than $250,000 in any specific case or $1,500,000 in the aggregate, (ii) the disposition of Excluded Assets (other than Former Partnership Properties) or (iii) in the ordinary course of business consistent with past practice; or

                  (k) sell, transfer, mortgage, encumber or otherwise dispose of any assets, except (i) for dispositions of property not greater than $500,000 in any specific case or $3,000,000 in the aggregate, (ii) the disposition of Excluded Assets (other than Former Partnership Properties) or (iii) in the ordinary course of business consistent with past practice; or

                  (l) issue, sell, redeem or acquire for value, or agree to do so, any debt obligations or Equity Securities of any Homebuilding Entity; or

                  (m) split, combine, dividend, distribute or reclassify any shares of the Equity Securities of Management Corp., Branching Tree, the Holding LLCs, Mather, Desert Inn or the Parent Partnerships; or declare, issue, make or pay any dividend or other distribution of assets, whether consisting of money, other personal property, real property or other thing of value, to the shareholders of Management Corp. or Branching Tree, the members of the Holding LLCs, Mather or Desert Inn or the partners of the Parent Partnerships, other (i) than the distribution of the Excluded Assets, (ii) pursuant to those agreements existing on the date of this Agreement and identified on Schedules 2.3 or 2.4 and (iii) cash on hand so long as the Net Worth of the Homebuilding Business of the Homebuilding Entities as of the Closing Date is not less than $192,849,362; or

                  (n) change or amend the charter documents or bylaws of Management Corp. or Branching Tree or the governing agreements of the Holding LLCs, Mather, Desert Inn or the Parent Partnerships or any of their Subsidiaries or merge, consolidate, transfer substantially all the assets of (other than Excluded Assets), liquidate, or dissolve any of the Homebuilding Entities; or

                  (o) make any investment, by purchase, contributions to capital, property transfers, loan, or otherwise, in any other Person; or

                  (p) make any Tax election or make any change in any method or period of accounting or in any accounting policy, practice or procedure; or

                  (q) introduce any new method of management or operation in respect of the Homebuilding Business; or

                  (r) acquire or agree to acquire any assets the consideration for which would exceed $250,000 individually or $1,000,000 in the aggregate; or

                  (s) acquire or agree to acquire any assets the consideration for which would exceed $500,000 individually or $2,000,000 in the aggregate; or

                  (t) settle or compromise any Action; or



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

                  (u) settle or consent to the entry in any Action of any Order that would have or reasonably be expected to have a material adverse effect on the Homebuilding Business or the Former Partnership Properties; or

                  (v) agree to or make any commitment to take any actions prohibited by this Section 5.3.

                  5.4 NOTIFICATION OF CERTAIN MATTERS.

                  Each Seller or Corporation shall give prompt written notice to Buyer, and Buyer shall give prompt written notice to Sellers and the Corporations, of (i) the occurrence, or failure to occur, of any event that is reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect (or with respect to those representations and warranties that are qualified by reference to materiality or a material adverse effect, to be untrue or inaccurate in any respect taking into account such qualification) at any time from the date of this Agreement to the Closing Date and (ii) any failure of Buyer or Sellers or Corporations, as the case may be, to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

                  No such notification shall affect the representations or warranties of the parties or the conditions to their respective obligations hereunder, or their respective indemnification obligations.

                  5.5 PERMITS AND APPROVALS.

                  (a) Sellers and Buyer each agree to cooperate and use their commercially reasonable efforts to obtain (and will promptly prepare all registrations, filings and applications, requests and notices preliminary to all) Approvals and Permits that may be necessary to consummate the transactions contemplated by this Agreement.

                  (b) To the extent that the Approval of a third party with respect to any Material Contract is required in connection with the transactions contemplated by this Agreement, Sellers shall use its commercially reasonable efforts to obtain such Approval prior to the Closing Date and in the event that any such Approval is not obtained (but without limitation on Buyer's rights under Section 7.2), Sellers shall cooperate with Buyer to ensure that Buyer obtains the benefits of each such Contract.

                  5.6 PRESERVATION OF BUSINESS PRIOR TO CLOSING DATE.

                  During the period beginning on the date hereof and ending on the Closing Date, (a) Sellers will use their commercially reasonable efforts to preserve the Homebuilding Business and to preserve the goodwill of employees, customers, suppliers and others having business relations with the Homebuilding Entities and (b) Sellers and Buyer will consult with each other concerning, and Sellers will cooperate to keep available to Buyer, the services of the officers and employees of the Homebuilding Entities that Buyer may wish to have any Homebuilding Entity retain.

                  5.7 GOVERNMENT FILINGS.

                  Buyer will make and Sellers will make, and will cause the Homebuilding Entities to make, any and all filings required under the Hart-Scott-Rodino Act. Sellers and Buyer shall furnish each other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary filings or submissions under the provisions of such law, and shall provide each other a reasonable opportunity to review, prior to filing, any filing with a Governmental Entity related to this Agreement. Sellers and Buyer will supply to each other copies of all correspondence, filings or communications, including file memoranda evidencing telephonic conferences, by such party or its affiliates with any Governmental Entity or members of its staff, with respect to the transactions contemplated by this Agreement and any related or contemplated transactions, except for documents filed pursuant to Item 4(c) of the Hart-Scott Rodino Notification and Report Form or communications regarding the same.

                  5.8 ELIMINATION OF INTERCOMPANY AND AFFILIATE LIABILITIES.

                  No later than the Closing Date, Sellers shall purchase, cause to be repaid or (with respect to guarantees) assume liability for any and all loans or other extensions of credit made or guaranteed by any Homebuilding Entity, or to which a Former Partnership Property is subject, to or for the benefit of a Seller or any of such Seller's Associates. At the Closing Date, neither Buyer nor any Homebuilding Entity shall have, nor shall any Former Partnership Property be subject to, any continuing commitment, obligation or liability of any kind with respect to any Seller or any Associates of any Seller, except as set forth in Schedule 5.8.

                  5.9 REPRESENTATIVE.

                  Each Seller and Corporation hereby appoints John M. Goodman as representative (the "Representative") to represent such Seller or Corporation in connection with the transactions contemplated by this Agreement, and to take any and all action, and to receive any and all notices, on Seller's or Corporation's behalf hereunder that may be taken or received by Seller or Corporation under the terms hereof. Without giving notice to the Sellers or the Corporations, the Representative shall have full and irrevocable authority on behalf of the Sellers and the Corporations to (i) deal with Buyer, (ii) accept and give notices and other communications relating to this Agreement, (iii) settle any disputes relating to this Agreement, (iv) waive any condition to the obligations of the Sellers or Corporations included in this Agreement, (v) execute any document or instrument that the Representative may deem necessary or desirable in the exercise of the authority granted under this Section, and (vi) act in connection with all matters arising out of, based upon, or in connection with, this Agreement and the transactions contemplated hereby. Each Seller and Corporation understands and agrees that the Representative has been appointed as the Representative by each of the other Sellers and Corporations. Buyer shall be entitled to rely on the advice, information and decisions of the Representative evidenced by a writing signed by him without any obligation independently to verify, authenticate or seek the confirmation or approval of the Representative's advice, information or decisions or any other facts from Sellers or the Corporations or any other Person. Any certificate or other document to be delivered by Sellers or the Corporations at the Closing



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

may be executed and delivered by the Representative on behalf of all Sellers and Corporations and shall constitute a reaffirmation of any representations herein as of the Closing by such Seller or Corporation unless he, she or it otherwise notifies Buyer in writing on or prior to the Closing of any exceptions thereto.

                  5.10 EXCHANGE LISTING; REGISTRATION RIGHTS.

                  Buyer will use its best efforts to cause the shares of Buyer Common Stock comprising the stock portion of the Purchase Price to be authorized for listing on the New York Stock Exchange, upon notice of issuance, prior to the Closing Date. On the Closing Date, Buyer will enter into an agreement in substantially the form of Exhibit E providing for registration rights upon the terms and conditions set forth therein (the "Registration Rights Agreement").

                  5.11 SHAREHOLDERS AGREEMENT.

                  On the Closing Date, Buyer and Sellers shall enter into a shareholders agreement in substantially the form of Exhibit F hereto (the "Shareholder Agreement").

                  5.12 COST SHARING AGREEMENTS AND OPTION AGREEMENT.

                  On the Closing Date, Buyer and Sellers (or their designee(s)) shall enter into cost sharing agreements with respect to the Highland/Lytle Creek and Terra Vista projects in substantially the forms of Exhibit G and H, respectively, hereto (collectively, the "Cost Sharing Agreements"), and an option agreement with respect to the Sierra Lakes project in substantially the form of Exhibit I hereto (the "Option Agreement").

                  5.13 EMPLOYEES.

                  The parties agree to consult in good faith with each other prior to the Closing and prior to soliciting Homebuilding Entities' employees to determine which employees of the Homebuilding Entities will remain with the Homebuilding Business of the Homebuilding Entities and which employees of the Homebuilding Entities will become employees of the non-Homebuilding Business of Sellers. Sellers shall provide to Buyer such information regarding the employees of the Homebuilding Entities as Buyer may reasonably request. The parties agree to consult in good faith with each other prior to the Closing to determine which employees, if any, of the Homebuilding Entities need to be loaned on a short-term basis between them and the reasonable expense charges for any loaned employees.

                                   ARTICLE VI


                         ADDITIONAL CONTINUING COVENANTS

                  6.1 NONCOMPETITION.

                  (a) Restrictions on Competitive Activities. Subject to the provisions of Section 6.10, each Seller and Corporation agrees that after the Closing, Buyer and the Homebuilding Entities shall be entitled to the goodwill and going concern value of the Homebuilding Business and to protect and preserve the same to the maximum extent permitted by law. For these and other reasons and as an inducement to Buyer to enter into this Agreement, each Seller and Corporation, other than John M. Goodman, agrees that for a period of four years after the Closing Date or one year after termination of that Seller's employment or consulting agreement with Buyer or any of the Homebuilding Entities, whichever is later, and in the case of John M. Goodman, for a period of two years after the Closing Date, such Seller or Corporation will not, in the States of California or Nevada, directly or indirectly, for its own benefit or as agent for another carry on or participate in the ownership, management or control of, or be employed by, or consult for, or serve as a director of, or otherwise render services to, the business of constructing or selling single family homes of any business entity.

                  (b) Exceptions. Nothing contained herein shall limit the right of a Seller or Corporation as an investor to hold and make investments in securities of any corporation or limited partnership that is registered on a national securities exchange or admitted to trading privileges thereon or actively traded in a generally recognized over-the-counter market, provided such Seller's or Corporation's equity interest therein does not exceed 5% of the outstanding shares or interests in such corporation or partnership.

                  (c) Nonsolicitation. During the period of one year after the Closing Date, Sellers, Corporations and their respective affiliates (excluding the Homebuilding Entities after the Closing Date) shall refrain from soliciting for employment, directly or indirectly, any then employees of the Homebuilding Entities. This prohibition shall not extend to employing any such person who contacts Sellers, the Corporations or their respective affiliates on his or her own initiative without any direct or indirect solicitation or encouragement from any Seller, Corporation or its affiliates or employees (it being understood that placing a general advertisement does not constitute solicitation).

                  (d) Special Remedies and Enforcement. Each Seller or Corporation recognizes and agrees that a breach by such Seller or Corporation of any of the covenants set forth in this Section 6.1 could cause irreparable harm to Buyer, that Buyer's remedies at law in the event of such breach would be inadequate, and that, accordingly, in the event of such breach a restraining order or injunction or both may be issued against such Seller or Corporation, in addition to any other rights and remedies which are available to Buyer. If this
Section 6.1 is more restrictive than permitted by the Laws of the jurisdiction in which Buyer seeks enforcement hereof, this Section 6.1 shall be limited to the extent required to permit enforcement under such Laws. Without limiting the generality of the foregoing, the parties intend that the covenants



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

contained in the preceding portions of this Section 6.1 shall be construed as a series of separate covenants, one for each state. Except for geographic coverage, each such separate covenant shall be deemed identical in terms. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this Section 6.1, then such unenforceable covenant shall be deemed eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

                  6.2 NON-DISCLOSURE OF PROPRIETARY DATA.

                  Each Seller and Corporation agrees that such Seller or Corporation will not, at any time, make use of, divulge or otherwise disclose, directly or indirectly, any trade secret or other proprietary data concerning the business or policies of any Homebuilding Entity as they relate to the Homebuilding Business, other than form documents used by any Homebuilding Entity, or of Buyer obtained in connection with the negotiation, execution, or performance of this Agreement. In addition, each Seller and Corporation agrees not to make use of, divulge or otherwise disclose, directly or indirectly, to persons other than Buyer, any confidential information concerning the business or policies of any Homebuilding Entity as they relate to the Homebuilding Business which may have been learned in any such capacity or of Buyer which may have been learned in connection with the negotiation, execution, or performance of this Agreement. The Seller's and Corporation's obligations under this Section with respect to any trade secret, other proprietary data, or confidential information of Buyer shall survive the termination of this Agreement if this Agreement is terminated prior to the Closing.

                  6.3 TAX RETURNS.

                  (a) The Sellers shall cause to be prepared and timely filed (or provided to Buyer for execution and filing, if applicable) when due (taking into account all extensions properly obtained) all income and franchise Tax Returns of the Homebuilding Entities for taxable periods ending on or before the Closing Date, and all other Tax Returns required to be filed by or on behalf of such entities on or before the Closing Date. All Tax Returns described in this
Section 6.3(a) shall be prepared and filed in a manner consistent with past practice and, on such Tax Returns, no position shall be taken, election made or method adopted without Buyer's written consent (which shall not be unreasonably withheld) that is inconsistent with positions taken, elections made or methods used in preparing and filing similar Tax Returns in prior periods (including, but not limited to, positions, elections or methods which would have the effect of deferring income to periods after the Closing Date).

                  (b) Buyer shall cause to be prepared and timely filed all Tax Returns of the Homebuilding Entities that are not described in Section 6.3(a) above. If any such Tax Return covers a period beginning before the Closing Date, Sellers shall have the right to review and approve (which approval shall not be unreasonably withheld) such Tax Return before it is filed if it could affect the Sellers' or Shareholders' liability for Taxes to any taxing authority or their indemnification obligations to Buyer under this Agreement. Any Tax Return described in the preceding sentence shall be provided to the Sellers not less than 14 days prior to the proposed filing date together with any underlying information or records requested by the Sellers to assist their review.

                  6.4 TAX COOPERATION.

                  (a) After the Closing, the Sellers, the Corporations, the Holding LLCs and the Buyer shall, and shall cause their respective Affiliates to, cooperate fully with each other in the preparation and filing of all Tax Returns and any Tax investigation, audit or other proceeding respecting the Homebuilding Business (a "Tax Proceeding") and shall provide, or cause to be provided, any records and other information in their possession or control or in the control of their agents reasonably requested by such other party in connection therewith as well as access to, and the cooperation of, their respective auditors. Buyer shall notify Sellers in writing promptly upon receipt by Buyer or any Affiliate of any notice of any pending or threatened audits or assessments relating to Taxes with respect to any Homebuilding Entity other than Taxes as to which Sellers or the Shareholders have no indemnification obligation or other liability relating to Taxes. Sellers shall have the right to control the handling and disposition of such audit and any administrative or court proceeding relating thereto (and to employ counsel of their choice at their expense) to the extent that such audit or proceeding might result in increased Tax liabilities of the Sellers or the Shareholders for the period covered by the Tax Proceeding or an increase in their indemnification obligations to Buyer under this Agreement; provided, however, that Buyer may monitor the Tax Proceeding. Sellers shall not agree to any settlement concerning Taxes of any Homebuilding Entity for any taxable period which would result in an increase in Taxes of Buyer or any Homebuilding Entity for any taxable period ending after the Closing Date, without the prior written consent of the Buyer (which consent shall not be unreasonably withheld). The Buyer and the Sellers shall bear their respective costs and expenses in connection with any Tax Proceeding. Any information obtained pursuant to this Section 6.4 or pursuant to any other Section hereof providing for the sharing of information or the review of any Tax Return or other information relating to Taxes shall be subject to Section 10.9.

                  (b) At Buyer's election, made not less than 60 days before any such election must be made, (i) the Management Corp. Sellers and Branching Tree Sellers, jointly with Buyer, shall make timely and irrevocable elections under
Section 338(h)(10) of the Code and similar elections under any applicable state or local Tax laws for Management Corp. and Branching Tree (the "Section 338(h)(10) Elections"), and (ii) the Sellers, Corporations, Holding LLCs and their Affiliates shall make, or cause to be made, timely and irrevocable elections under Section 754 of the Code and similar elections under any applicable state or local Tax laws for any or all of Mather, Desert Inn, or any Subsidiaries of Parent Partnerships, Mather or Desert Inn that are partnerships or limited liability companies (collectively, the "Section 754 Elections" and collectively with the Section 338(h)(10) Elections, the "Tax Elections"). No elections under Section 754 of the Code effective for a tax year beginning in 1998 shall be made on or after October 20, 1998 for any entities, other than the Parent Partnerships or the Partnership Sellers, that are or were utilized to remove Excluded Assets from the Homebuilding Entities. If the Tax Elections are made, Buyer, Sellers, the Corporations, the Holding LLCs, the Homebuilding Entities, and each of their Affiliates, shall report the transactions contemplated herein consistently with the Tax Elections and shall take no position contrary thereto unless and to the extent required to do so pursuant to a final determination of liability in respect of a Tax that, under applicable law, is not subject to further appeal, review, or modification through proceedings or otherwise); provided, however, that the parties shall treat, for federal and state income and franchise tax purposes, the purchase of the Holding LLC member interest and Parent Partnership partnership interests as taxable purchases, from the Partnership Sellers, of the assets owned by the Parent Partnerships. To the extent possible, Buyer, Sellers, the Corporations, the Holding LLCs, the Homebuilding Entities, and each of their Affiliates, as applicable, shall execute at the Closing any and all documents, statements, and other forms that are required to be submitted to any Taxing authority in connection with the Tax Elections (the "Tax Election Forms"). If any Tax Election Forms are not executed at the Closing, Buyer, Sellers, and the Homebuilding Entities, as applicable, shall prepare and complete each such Tax Election Form no later than 30 days before the date such Tax Election Form is required to be filed, shall cause such Tax Election Forms to be duly executed by their respective authorized persons, and shall timely file such Tax Election Forms in accordance with applicable Tax laws.

                  (c) Buyer and Sellers agree to use their best efforts to agree upon a schedule and supporting sub-allocation schedules, in substantially the form of (but without regard to the specific numbers on) Schedule 6.4(c) hereto (collectively the "Allocation Agreement"), and Sellers and Buyer agree to cause each of the Homebuilding Entities to agree to the Allocation Agreement insofar as the Allocation Agreement addresses them, (i) to allocate the Purchase Price allocated to the Management Corp. Stock and the liabilities of Management Corp. (and other relevant items) to the assets of Management Corp. and the Purchase Price allocated to the Branching Tree Stock and liabilities of Branching Tree (and other relevant items) to the assets of Branching Tree, in both cases for all applicable Tax purposes, including the Section 338(h)(10) Elections, (ii) to make and allocate the basis adjustments to the assets of Mather and the assets of Desert Inn and its Subsidiary, and (iii) to allocate the Purchase Price allocated to each of the other Homebuilding Entities and their Subsidiaries, together with the liabilities (and other relevant items) of each other Homebuilding Entity and its Subsidiaries, among the assets of each such Homebuilding Entity and its Subsidiaries, in each case for all applicable Tax purposes. Sellers shall initially prepare the schedules setting forth the allocations described above and submit the proposed allocations to Buyer within the later of (x) 30 days after the date of delivery to Buyer of the 1998 audited financial statements referred to in Section 6.8 hereof, and (y) 30 days after the final determination of the adjustment to the Purchase Price pursuant to
Section 1.6 hereof, but in no event later than 120 days after the Closing Date. If, within 30 days after Sellers' submission, Buyer has not objected in writing to such allocation, specifying in reasonable detail the nature and amount of the disagreement, Sellers' proposed allocation shall become the Allocation Agreement. If Buyer objects, then unless Buyer and Sellers resolve such disagreement within 10 days after delivery of Buyer's notice of disagreement, the disagreement shall be resolved by an accounting firm chosen as stated in
Section 1.6. Such accounting firm shall resolve such disagreement within 30 days of submission of the disagreement to it. The determination of such accounting firm shall be final and binding on Buyer and Sellers (absent manifest error in calculations) and the fees and expenses of such accounting firm shall be borne equally by Sellers, on the one hand, and Buyer, on the other hand. Notwithstanding the foregoing, Buyer and Sellers hereby agree that the Purchase Price shall be allocated on the Allocation Agreement among the Homebuilding Entities, in a manner consistent with the schedule described in the last sentence of Section 1.8, and the portion of the Purchase Price so allocated to a Homebuilding Entity shall be further allocated among the assets of such Homebuilding Entity, in a manner that allocates with respect to the total Purchase Price

(A) sixty-two million dollars ($62,000,000) of the Basis Increase (defined below) to real property inventory, in such manner as the Sellers shall reasonably determine, provided at least sixty-five percent (65%) of such sixty-two million dollars ($62,000,000) shall be allocated to real property inventory located in California, and (B) the remainder of the Basis Increase to goodwill. "Basis Increase" means the aggregate net increase to the "baseline" tax basis (as reflected on Schedule 6.4(c)) of the assets owned by the Homebuilding Entities on the Closing Date resulting from the purchase transactions described in this Agreement, the Tax Elections, and other transactions involving the Homebuilding Entities and their Affiliates occurring on or after October 20, 1998 and on or prior to the Closing Date.

                  6.5 OTHER COOPERATION.

                  After the Closing, the Buyer will afford the Sellers, and their respective accountants, counsel and other representatives, reasonable access during normal business hours to the books and records of the Homebuilding Entities for the periods prior to the Closing. Sellers, or their respective representatives may, at such Seller's own expense, make copies of such books and records.

                  6.6 EMPLOYEES AND EMPLOYEE BENEFITS.

                  Buyer shall provide, or cause the Homebuilding Entities to provide, employee benefits to the Homebuilding Entities employees who are retained after the Closing Date that are at least as favorable to such employees in the aggregate as the benefits provided by the Homebuilding Entities to their employees as of the date of this Agreement.

                  6.7 LEWIS NAME AND MARK LICENSE.

                  Upon the Closing, Buyer, Branching Tree and Sellers will enter into an agreement in substantially the form of Exhibit J hereto (the "License Agreement"). Nothing in this Agreement shall prohibit Sellers or their affiliates from using the name "Lewis" alone or in combination with any of the following words: Investment, Industrial, Commercial, Retail, Apartment Communities, Retirement, Asset Management, Family Asset Management, Operating, Holding, Family Holdings and any name consisting of initials, and in each case such names may include the words "Company," "Inc.," "LLC," or similar words.

                  6.8 FISCAL 1998 AUDITED FINANCIAL STATEMENTS.

                  As soon as practicable after the Closing, and in any event within 60 days following the Closing Date, Sellers shall cause to be delivered to Buyer a combined balance sheet for the Homebuilding Business of the Homebuilding Entities as of December 31, 1998 and related combined statements of operations, equity and cash flows of the Homebuilding Business of the Homebuilding Entities for the year then ended, all examined by Ernst & Young LLP (or another independent public accounting firm selected by mutual agreement of the Sellers and Buyer) whose audit report thereon shall be included with such statements, prepared in conformity with GAAP applied on a basis consistent with the audited financial statements referred to in Section 7.2(g). Buyer shall cooperate fully with Sellers and shall provide Sellers with access to



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

the books and records of the Homebuilding Entities and such other assistance as Sellers reasonably request (including, without limitation, assignment of Buyer's or Homebuilding Entities' personnel to the project). Buyer will reimburse Sellers upon request 50% of all reasonable out-of-pocket costs and expenses actually incurred by Sellers in the preparation of such statements.

                  6.9 TENANT LISTS.

                  At the Closing, Sellers shall deliver to Buyer a list of the then current tenants of apartment buildings owned by Sellers or their Affiliates who are entitled to participate in Sellers or their Affiliates "Rent to Own" program. For so long as both Buyer and Sellers, in their respective sole discretion, determine to continue to participate in the "Rent to Own" program, Sellers will provide to Buyer at least semiannually a list of tenants of apartment buildings owned by Sellers or their Affiliates who are entitled to participate in such program.

                  6.10 BUYER'S RIGHT OF FIRST OFFER.

                  (a) Right of First Offer. Restricted Party agrees that during the period from the Closing Date to the fourth anniversary of the Closing Date (the "Right of First Offer Period"), the Restricted Party shall not, and the Restricted Party shall cause any Controlled Entity not to, offer to sell or sell, or propose to enter into any joint venture with respect to, any Covered Properties without first offering such Covered Properties for sale or joint venture to Buyer pursuant to the procedures described below (the "Right of First Offer"). Notwithstanding the foregoing, neither the Restricted Party nor the Controlled Entity shall be required to offer any Covered Properties to Buyer hereunder if such Covered Properties (i) are being transferred to another Controlled Entity or to any other Seller, or (ii) if such Covered Properties consists of 20 or fewer lots (provided that not more than 40 lots may be excluded from the Right of First Offer pursuant to this clause (ii) during any calendar year) or (iii) the project in which the Covered Lots is located consists of 20 or fewer lots. For the purposes of this Section 6.10, (A) "Restricted Party" means the Seller which is developing the Covered Property in question; (B) "Covered Properties" means any for sale residential lots that are developed by a Restricted Party or any Controlled Entity in California or Nevada, whether for attached or detached housing, other than lots to be sold for $300,000 or more or to a governmental entity; and (C) "Controlled Entity" means any entity in which direct or indirect beneficial ownership (as described in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities represents at least 51% of the outstanding voting power of a Person is held by one or more Restricted Parties. In the event that a Restricted Party or a Controlled Entity is developing a mixed use project, only the lots included therein that would constitute Covered Properties as defined above shall be deemed Covered Properties.

                  (b) Offer. Prior to offering for sale or joint venture any Covered Properties, the Restricted Party shall (or the Restricted Party shall cause the Controlled Entity to) provide written notice to Buyer describing such Covered Properties (the "Offered Properties") and stating the lot prices or joint venture terms, whether such Offered Properties are being offered as finished lots, mapped lots or in another entitlement state, and other material terms at which the

Restricted Party (or the Controlled Entity) offers to sell or joint venture the Offered Properties to Buyer (the "Offer").

                  (c) Evaluation Notice. Within ten (10) days following receipt of the Initial Offer, Buyer shall notify the Restricted Party in writing whether or not Buyer intends to evaluate the Offered Properties (an "Evaluation Notice"). If the Evaluation Notice indicates that Buyer does not wish to evaluate the Offered Properties or if Buyer fails to deliver an Evaluation Notice to the Restricted Party within such ten (10) day period, the Restricted Party (or the Controlled Entity) shall be free to negotiate and conclude a sale or joint venture, as specified in the Offer, of the Offered Properties with other Persons for a period of one (1) year following receipt by the Buyer of the Offer. If the Evaluation Notice is received by the Restricted Party within such ten (10) day period and it indicates that Buyer wishes to evaluate the Offered Properties, then for thirty (30) days following receipt by the Restricted Party of the Evaluation Notice, Buyer shall have the right to evaluate the Offered Properties (the "Evaluation Period") and the remainder of this Section 6.10 shall apply.

                  (d) Certain Information. During the first ten (10) days of the Evaluation Period, the Restricted Party shall, or shall cause the Controlled Entity to, promptly provide Buyer with such documents and information concerning the Offered Properties as Buyer shall reasonably request to the extent such documents and information are possessed by or reasonably available (without cost or expense) to the Restricted Party and the Controlled Entity. The type of information to be provided shall include the square footage minimums applicable to such lots and other restrictions (including deed restrictions, if applicable) relating to such lots. Neither the Restricted Party nor the Controlled Entity makes or shall be deemed to make any representation or warranty as to the accuracy or completeness of such documents and information. Buyer will maintain the confidentiality of such documents and information, provided that this will not prevent disclosure by Buyer to the extent that such disclosure is required by law or court order.

                  (e) Acceptance; Rejection; Matching. Prior to the end of the Evaluation Period, Buyer shall either accept or reject the Offer. If Buyer accepts the Offer, the Restricted Party and Buyer shall use their, and the Restricted Party shall cause the Controlled Entity to use its, good faith efforts to conclude the sale or joint venture, as the case may be, of such Offered Properties on the terms contained in the Offer as expeditiously as practicable. If Buyer rejects the Offer, the Restricted Party (or the Controlled Party) shall be free to negotiate with, and sell or joint venture, as specified in the Offer, the Offered Properties to, other Persons provided that:

                           (i) the Restricted Party may not (or the Restricted Party shall cause the Controlled Entity not to) accept any offer to purchase or joint venture, as the case may be, the Offered Properties from any other Person during the Right of First Offer Period without first re-offering the Offered Properties on the same terms to Buyer if
         (a) the other offer contains a closing sales price for the Offered Properties that is less than the closing sales price contained in the Offer or, if the Offer relates to a joint venture, contains terms in the aggregate less favorable to the Restricted Party (or the Controlled Entity), (b) the Restricted Party (or the Controlled Entity) changes the entitlement state of the Offered Properties, or (c) the other offer is for the purchase of the Offered Properties and the Offer was for a joint venture of the Offered Properties, or vice versa. For this purpose, if the price contained in either the Offer or in the other offer is payable over time in whole or in part (the "financed portion"), then the present value of the financed portion shall be calculated using an 8% discount rate, and such present value shall be deemed to be included in the "price" for comparison purposes; and

                           (ii) the Restricted Party shall be required to give (or the Restricted Party shall cause the Controlled Entity to give) to Buyer ten (10) days to match any offer described in Section 6.10(e)(i) above.

                  (f) Reoffer in Certain Circumstance. Subject to the terms of
Section 6.10(g), the Restricted Party shall be required to (and the Restricted Party shall cause the Controlled Entity to) offer Buyer another Evaluation Period in accordance with this Section 6.10 with respect to any Offered Properties which the Restricted Party or a Controlled Entity, as the case may be, is continuing to offer for sale or propose to joint venture if such Offered Properties have not been sold or joint ventured by the later of one (1) year after the expiration of (i) the previous Evaluation Period with respect to such Offered Properties or (ii) if applicable, to such Offered Properties, the ten
(10) day match period described in Section 6.10(e)(ii).

                  (g) Termination of Right of First Offer. In the event of a breach or default by Buyer under (i) an agreement for purchase and sale or joint venture for any of the Offered Properties or (ii) any obligations or restrictions imposed by the documents of conveyance of any Offered Properties to Buyer (the Offered Properties described in (i) or (ii) being the "Subject Offered Properties") and such breach or default is not cured within any applicable cure period provided in the applicable agreement or document and after any notice required by any such agreement or document has been given, the provisions of this Section 6.10 shall automatically terminate and be of no further force and effect with respect to all Subject Offered Properties and with respect to all other Covered Properties located in the project(s) in which the Subject Offered Properties are located.

                  (h) No Obligation to Sell. It is understood that neither the Restricted Party nor any Controlled Entity has an obligation to market or sell any Covered Properties (provided that the foregoing shall not relieve the Restricted Party from complying with this Section 6.10 if it decides to offer for sale any Covered Properties) or to accept any offer made by Buyer.

                  (i) Sierra Lakes Adjacent Property. Without Buyer's consent in its sole discretion, Sellers will not enter into any joint venture, partnership, or similar agreement with a third party with respect to the approximately 135-acre property adjacent to the Sierra Lakes property, if such agreement would prevent Sellers from offering such property to Buyer in accordance with this
Section 6.10.

                  6.11 WELLS FARGO LOANS.

                  At the Closing, Buyer may elect to assume or pay in full the Wells Fargo Loans. If the Wells Fargo Loans are repaid in full at the Closing, Buyer shall assist Sellers in causing all guarantees and pledges by Sellers, Corporations, Shareholders or their Affiliates related to the Wells Fargo Loans to be released in full. If the Wells Fargo Loans are not repaid in full at the

Closing, Buyer shall have assumed all guarantees of Sellers, Corporations and Shareholders (and caused any pledges to be released in full) with respect to the Wells Fargo Loans by instruments reasonably acceptable to Sellers, Corporations and Shareholders that fully and completely release each Seller, Corporation or Shareholder from any liability under such guarantees and pledges.

                                  ARTICLE VII


                             CONDITIONS OF PURCHASE

                  7.1 GENERAL CONDITIONS.

                  The obligations of the parties to effect the Closing shall be subject to the following conditions unless waived in writing by all parties:

                  (a) No Orders, Legal Proceedings. No Law or Order shall have been enacted, entered, issued, promulgated or enforced by any Governmental Entity, nor shall any Action by a Governmental Entity have been instituted and remain pending at what would otherwise be the Closing Date, which prohibits or restricts the transactions contemplated by this Agreement.

                  (b) Approvals. All Permits and Approvals required to be obtained from any Governmental Entity shall have been received or obtained on or prior to the Closing Date and any applicable waiting period under the Hart-Scott-Rodino Act shall have expired or been terminated.

                  (c) Removal and Inclusion of Assets and Liabilities. The Excluded Assets shall have been distributed and the Excluded Liabilities shall have been assumed by Sellers, and the Included Assets and Included Liabilities shall have been transferred to and assumed by the Homebuilding Entities, all in form and substance reasonably satisfactory to Sellers and Buyer, without the imposition of any tax or other adverse tax consequences to the Homebuilding Entities; provided, however, that if Sellers are unable to distribute any of the Excluded Assets or assume the Excluded Liabilities or transfer the Included Assets and Included Liabilities prior to the Closing Date, Buyer will, and will cause the Homebuilding Entities to, cooperate with Sellers after the Closing to ensure that any such transfers and assumptions are effected as soon as practicable.

                  (d) Execution and Delivery of Agreements. Each of the Cost Sharing Agreements, License Agreement, Option Agreement, Registration Rights Agreement, Shareholders Agreement, the Consulting and Noncompetition Agreement between Buyer and John M. Goodman, in the form of Exhibit O and the Representation, Warranty and Indemnity Agreement in the form of Exhibit P, shall have been executed and delivered by the parties thereto and the employment agreements, dated the date of this Agreement, and executed by Buyer or a Homebuilding Entity and the persons named on Schedule 7.1(d) shall be in full force and effect.

                  7.2 CONDITIONS TO OBLIGATIONS OF BUYER.

                  The obligations of Buyer to effect the Closing shall be subject to the following conditions except to the extent waived in writing by
Buyer:

                  (a) Representations and Warranties and Covenants of Sellers and Corporations. The representations and warranties of Sellers and the Corporations herein contained (as qualified by matters set forth as exceptions thereto in the Disclosure Schedule of Sellers) shall be true in all material respects (except for such representations and warranties as are qualified by their terms by reference to materiality, a material adverse change or a material adverse effect, which representations and warranties as so qualified shall be true in all respects) at the Closing Date with the same effect as though made at such time; Sellers and the Corporations shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date (except for such failures to perform as have not had and are not reasonably expected to have, individually or in the aggregate, a material adverse effect with respect to the Homebuilding Entities and the Former Partnership Properties, considered as a whole, or to adversely affect the ability of Sellers or the Corporations to consummate the transactions contemplated by this Agreement); and Sellers and the Corporations shall have delivered to Buyer a certificate of Sellers and the Corporations in form and substance satisfactory to Buyer, dated the Closing Date, and signed by the Representative, to such effect.

                  (b) Opinion of Counsel. Buyer shall receive at the Closing from O'Melveny & Myers LLP and Kenneth P. Corhan, Esq., General Counsel to Management Corp., opinions dated the Closing Date, in form and substance substantially as set forth in Exhibits K and L, respectively.

                  (c) Consents. Sellers shall have obtained and provided to Buyer the Approvals of third parties set forth on Schedule 2.10 in form and substance reasonably acceptable to Buyer.

                  (d) Resignation of Directors and Certain Officers. The directors and officers of Management Corp., Branching Tree, the Holding LLCs, Mather and Desert Inn listed in a letter to be delivered by Buyer to Sellers not less than 3 days prior to the Closing Date, shall have submitted their resignations in writing to Management Corp., Branching Tree, the Holding LLCs, Mather, and Desert Inn, as the case may be. Such resignations shall be effective as of the Closing.

                  (e) Delivery of Stock, Member Interests and Partnership Interests and Other Deliveries. All Sellers shall have delivered for sale to Buyer on or before the Closing, stock certificates representing all shares of Stock as contemplated hereby and Bills of Sale representing all Member Interests and Partnership Interests as contemplated hereby, and such other customary closing documents as Buyer may reasonably request for the consummation of the transactions contemplated hereby.

                  (f) Release from Obligations. Buyer and each of the Homebuilding Entities shall have been released from any liability with respect to the obligations identified in Schedule 7.2(f) by instruments reasonably acceptable to Buyer.

                  (g) Audited Financial Statements. Sellers shall have delivered to Buyer audited combined balance sheets for the Homebuilding Business of the Homebuilding Entities as of December 31, 1996 and 1997, and related audited combined statements of operations, equity, and cash flows of the Homebuilding Business of the Homebuilding Entities for the years ended December 31, 1996 and 1997, along with the Auditor's audit report thereon (collectively, the "Audited Homebuilding Financial Statements"), prepared in conformity with GAAP applied on a consistent basis for the periods reflected therein, and such Audited Homebuilding Financial Statements shall not reflect any material adverse change in the financial position or results of operations of the Homebuilding Entities as of or for the year ended December 31, 1997 from the financial position and results of operations of the Homebuilding Entities reflected in the Homebuilding Line of Business Financial Information as of and for the year ended December 31, 1997.

                  7.3 CONDITIONS TO OBLIGATIONS OF SELLERS.

                  The obligations of Sellers to effect the Closing shall be subject to the following conditions, except to the extent waived in writing by
Sellers:

                  (a) Representations and Warranties and Covenants of Buyer. The representations and warranties of Buyer herein contained (as qualified by matters set forth as exceptions thereto in the Disclosure Schedule of Buyer) shall be true in all material respects (except for such representations and warranties as are qualified by their terms by reference to materiality, a material adverse change, or a material adverse effect, which representations and warranties as so qualified shall be true in all respects) at the Closing Date with the same effect as though made at such time; Buyer shall have in performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date (except for such failures to perform as have not had and are not reasonably expected to have, individually or in the aggregate, a material adverse effect with respect to Buyer or to adversely affect the ability of Buyer to consummate the transactions contemplated by this Agreement); and Buyer shall have delivered to Sellers and the Corporations a certificate of Buyer in form and substance satisfactory to Sellers and the Corporations, dated the Closing Date and signed by its chief executive officer and chief financial officer, to such effect.

                  (b) Consents. Buyer shall have obtained all Approvals of third parties set forth on Schedule 4.3 in form and substance reasonably acceptable to Sellers.

                  (c) Opinion of Counsel. Sellers and the Corporations shall receive at the Closing from Munger, Tolles & Olson LLP and Barton P. Pachino, Senior Vice President, General Counsel of Buyer, opinions dated the Closing Date, in form and substance substantially as set forth in Exhibits M and N, respectively.

                  (d) Assumption of Guarantees; Other Deliveries. Buyer shall have assumed the guarantees identified in Schedule 7.3(d) by instruments reasonably acceptable to Sellers that fully and completely release each Seller, Corporation and Shareholder from any liability under said guarantees, and shall have delivered to Sellers such other customary closing documents as Sellers may reasonably request for the consummation of the transactions contemplated hereby.

                                  ARTICLE VIII


                      TERMINATION OF OBLIGATIONS; SURVIVAL

                  8.1 TERMINATION OF AGREEMENT.

                  Anything herein to the contrary notwithstanding, this Agreement and the transactions contemplated by this Agreement shall terminate upon written notice by Buyer or Sellers if the Closing does not occur on or before the close of business on February 15, 1999 and otherwise may be terminated at any time before the Closing as follows and in no other manner:

                  (a) Mutual Consent. By mutual consent in writing of Buyer and Sellers.

                  (b) Conditions to Buyer's Performance Not Met. By Buyer by written notice to Sellers if any event occurs or condition exists which would render impossible the satisfaction of one or more conditions to the obligations of Buyer to consummate the transactions contemplated by this Agreement as set forth in Section 7.1 or 7.2.

                  (c) Conditions to Sellers' Performance Not Met. By Sellers by written notice to Buyer if any event occurs or condition exists which would render impossible the satisfaction of one or more conditions to the obligation of Seller to consummate the transactions contemplated by this Agreement as set forth in Section 7.1 or 7.3.

                  (d) Material Breach. By Buyer or Sellers if there has been a misrepresentation or other breach by the other party in its representations, warranties, or covenants set forth in or pursuant to this Agreement sufficient to result in a material adverse change; provided, however, that if such breach is susceptible to cure, the breaching party shall have ten business days after receipt of notice from the other party of its intention to terminate this Agreement if such breach continues in which to cure such breach.

                  8.2 EFFECT OF TERMINATION.

                  In the event that this Agreement shall be terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement shall terminate without further liability of any party to another; provided that the obligations of the parties contained in Section 6.2, Section 10.9 and
Section 10.14 shall survive any such termination. A termination under Section
8.1 shall not relieve any party of any liability for a breach of, or for any misrepresentation under, this Agreement, or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation.

                  8.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                  The representations and warranties contained in or made pursuant to this Agreement shall survive the Closing and shall remain in full force and effect until March 31, 2001, except that (i) the representations and warranties in Sections 2.2, 2.3, 2.4, 2.5(d), and 2.20 shall remain in full force and effect until March 31, 2002 and (ii) the representation and warranty in the second sentence of Section 2.8(a) shall terminate upon the Closing. The parties acknowledge and agree that the only representations and warranties regarding product or construction warranties, construction defects and product defects are the representations and warranties contained in Section 2.8(c) and shall not be deemed to be covered by Section 2.5(d).

                                   ARTICLE IX


                                 INDEMNIFICATION

                  9.1 OBLIGATIONS OF SELLERS AND CORPORATION.

                  Each Seller and Corporation, jointly and severally, agrees to indemnify and hold harmless Buyer (including with respect to claims for indemnification by its officers, directors and agents) and, after the Closing, the Homebuilding Entities, from and against any and all Losses of such an Indemnified Party as a result of, or based upon or arising from, (i) any breach of any of the representations or warranties made by Sellers and the Corporations in or pursuant to this Agreement (other than the second sentence of Section 2.8(a) and Section 2.21) or any nonperformance of any of the covenants or agreements of Sellers and the Corporations hereunder, (ii) the litigation identified on Schedule 9.1, (iii) the severance payments referred to in Section 2.16(a) (v), (iv) any Excluded Assets or Excluded Liabilities (including without limitation any non-Homebuilding Business conducted by the Homebuilding Entities prior to the Closing Date and any non-Homebuilding Business conducted by entities in the Lewis group of companies other than the Homebuilding Entities at any time), or (v) any breach of the representations and warranties made by Sellers and the Corporations in or pursuant to, or any nonperformance of any of the covenants or agreements of Sellers and the Corporations under, Section 2.21.

                  9.2 OBLIGATIONS OF BUYER.

                  Buyer agrees to indemnify and hold harmless Sellers and the Corporations (including with respect to claims for indemnification by its officers, directors and agents) and Shareholders from and against any Losses of such an Indemnified Party as a result of, or based upon or arising from, (i) any breach of any of the representations or warranties made by Buyer in or pursuant to this Agreement or any nonperformance of any of the covenants or agreement of Buyer hereunder, or (ii) the Included Liabilities and the Homebuilding Business of the Homebuilding Entities (including, without limitation, all litigation existing on the Closing Date or instituted thereafter relating to the Homebuilding Business of the Homebuilding Entities, except for litigation referred to in Schedule 9.1).

                  9.3 PROCEDURE.

                  Except as otherwise specifically provided in Section 6.4:

                  (a) Notice. Any party seeking indemnification with respect to any Loss shall give notice to the Indemnifying Party on or before the applicable date specified in Section 9.4.

                  (b) Defense. If any claim, demand or liability is asserted by any third party against any Indemnified Party, the Indemnifying Party shall have the right, if requested by the Indemnifying Party, and shall upon the written request of the Indemnified Party, defend any actions or proceedings brought against the Indemnified Party in respect of matters embraced by the indemnity. In any such action or proceeding, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at its own expense unless (i) the Indemnifying Party and the Indemnified Party mutually agree to the retention of such counsel or (ii) the named parties to any such suit, action or proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and in the reasonable judgment of the Indemnified Party, representation of the Indemnifying Party and the Indemnified Party by the same counsel would be inadvisable due to potential conflicts of interests between them. The parties shall cooperate in the defense of all third party claims which may give rise to Indemnifiable Claims hereunder. In connection with the defense of any claim, each party shall make available to the party controlling such defense, any books, records or other documents within its control that are reasonably requested in the course of or necessary or appropriate for such defense. Neither the Indemnifying Party nor the Indemnified Party (a "Settling Party") will, without the written consent of the other, (i) settle or compromise any third party claim or consent to the entry of any judgment with respect to a third party claim that does not include as an unconditional term thereof the delivery by the third party claimant to the other of a written release from all liability in respect of such third party claim or
(ii) settle or compromise any third party claim in any manner or consent to the entry of any judgment or order that may adversely affect the other, except for or as a result of money damages or other money payments for which the Indemnifying Party has acknowledged in writing its obligation and ability to indemnify the Indemnified Party in full.

                  (c) Calculation of Loss. The amount of any Loss for which indemnification is provided under Section 9.1 or 9.2 shall be net of any insurance proceeds received by the Indemnified Party. If such insurance proceeds are received after payment by the Indemnifying Party of any amount otherwise required to be paid to an Indemnified Party pursuant to Section 9.1 or 9.2, the Indemnified Party shall repay to the Indemnifying Party promptly after such receipt any amount the Indemnifying Party would not have had to pay pursuant to
Section 9.1 or 9.2 had such receipt occurred at the time of such payment.

                  (d) Tax Treatment of Indemnification Payments; Reduction for Tax Benefits. Any payment under this Article IX shall be treated by the parties as an adjustment to the Purchase Price. Any payment under Section 9.1 otherwise due and payable hereunder shall be decreased to the extent of any net reduction in Taxes payable by the Buyer and/or any affiliate thereof resulting from the Loss (whether such reduction is realized with respect to the year in which the Loss occurs or with respect to an earlier or later year), such net reduction to be determined at an assumed marginal tax rate equal to 40%.

                  9.4 SURVIVAL.

                  This indemnification shall survive the Closing and shall remain in effect until March 31, 2001, except that this indemnification shall remain in effect until March 31, 2002 with respect to the representations and warranties in Sections 2.2, 2.3, 2.4, 2.5(d), and 2.20 and until the expiration according to its terms of any covenant herein contemplating performance for a longer period. Any matter as to which a claim has been asserted by notice to the other party that is pending or unresolved at March 31, 2001 or 2002, as applicable, shall continue to be covered by this Article IX until such matter is finally terminated or otherwise resolved by the parties under this Agreement and any amounts payable hereunder are finally determined and paid.

                  9.5 LIMITATION OF REMEDIES.

                  The remedies provided in this Article IX shall constitute the sole and exclusive remedy with respect to matters set forth in this Article IX. The indemnification obligations of Sellers and Corporations set forth in clauses
(ii), (iii), (iv) and (v) of Section 9.1 and the indemnification obligations of Buyer set forth in Section 9.2(ii) shall be unlimited as to time or amount. With respect to the indemnification obligations of Sellers and Corporations set forth in Section 9.1(i) and the indemnification obligations of Buyer set forth in
Section 9.2(i), neither Buyer or Sellers and the Corporations shall be obligated to indemnify the Indemnified Parties until the aggregate amount of Losses for which indemnity would otherwise be available is in excess of $750,000, in which event the Indemnifying Party shall be obligated to indemnify for Losses in excess of such amount; provided, however, that Sellers and Corporations, in the aggregate, and Buyer shall be obligated to indemnify for Losses up to $25 million and, for Losses in excess of $25 million and less than or equal to $51.5 million, one-half of such Losses, it being understood that neither Sellers and Corporations, in the aggregate, nor Buyer shall have any obligation to indemnify with respect to Losses in excess of $51.5 million.

                                    ARTICLE X


                                     GENERAL

                  10.1 AMENDMENTS; WAIVERS.

                  This Agreement and any schedule or exhibit attached hereto may be amended only by agreement in writing of all parties. No waiver of any provision nor consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

                  10.2 SCHEDULES, EXHIBITS, INTEGRATION.

                  Each schedule and exhibit delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement, although schedules need not be attached to each copy of this Agreement. This Agreement, together with such schedules and exhibits, constitutes the entire agreement among the parties pertaining to the subject matter hereof. This Agreement amends and restates in its entirety that certain Purchase Agreement, dated October 20, 1998, among Buyer and the sellers named therein as contemplated by and for the parties' convenience as stated in Section 2 of that certain Amendment to Purchase Agreement dated the date of this Agreement.

                  10.3 EFFORTS; FURTHER ASSURANCES.

                  Each party will use its commercially reasonable efforts to cause all conditions to its obligations hereunder to be timely satisfied and to perform and fulfill all obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be effected substantially in accordance with its terms as soon as reasonably practicable. The parties shall cooperate with each other in such actions and in securing requisite Approvals. Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement the transactions contemplated hereby or to evidence such events or matters.

                  10.4 GOVERNING LAW.

                  This Agreement, the legal relations between the parties and any Action, whether contractual or non-contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement, including but not limited to the negotiation, execution, interpretation, coverage, scope, performance, breach, termination, validity, or enforceability of this Agreement, shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such State and without regard to conflicts of law doctrines.

                  10.5 NO ASSIGNMENT.

                  Neither this Agreement nor any rights or obligations under it are assignable except that (i) Buyer may assign its rights hereunder (including but not limited to its rights under Article IX) to any Affiliates of Buyer, in which event Buyer shall remain liable to Sellers and the Corporations for the payment of the Purchase Price and other obligations of Buyer hereunder notwithstanding a permitted assignment, and (ii) Sellers may assign their rights hereunder to any Affiliates of Sellers, in which event Sellers shall remain liable to Buyer for the delivery of the Stock, Partnership Interests and Member Interests and other obligations of Sellers hereunder notwithstanding a permitted assignment.

                  10.6 HEADINGS.

                  The descriptive headings of the Articles, Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

                  10.7 COUNTERPARTS.

                  This Agreement may be executed in any number of identical counterparts, each of which when executed and delivered shall be an original, but all such counterparts shall constitute but one and the same instrument. Any signature page of this instrument may be detached from any counterpart without impairing the legal effect of any signatures thereof, and may be attached to another counterpart, identical in form thereto, but having attached to it one or more additional signature pages. Delivery by any party or its respective representatives of telecopied (counterpart) signature pages shall be as binding an execution and delivery of this Agreement by such party as if the other party had received the actual physical copy of the entire Agreement with an ink signature from such party.

                  10.8 PUBLICITY AND REPORTS.

                  Sellers, Corporations and Buyer shall coordinate all publicity relating to the transactions contemplated by this Agreement and no party shall issue any press release, publicity statement or other public notice relating to this Agreement, or the transactions contemplated by this Agreement, without consulting with the other party except to the extent that a particular action is required by applicable law or rule of or listing agreement with a securities exchange on which such party's securities are listed for trading or quotation.

                  10.9 CONFIDENTIALITY.

                  All information disclosed by any party (or its representatives) whether before or after the date hereof, in connection with the transactions contemplated by, or the discussions and negotiations preceding, this Agreement to any other party (or its representatives) shall be kept confidential by such other party and its representatives and shall not be used by any such Persons other than as contemplated by this Agreement, except to the extent that such information (i) was known by the recipient when received, (ii) it is or hereafter becomes lawfully obtainable from other sources, (iii) is necessary or appropriate to disclose to a Governmental Entity having jurisdiction over the parties, (iv) as may otherwise be required by law or (v) to the extent such duty as to confidentiality is waived in writing by the other party; provided, however, that following the Closing Date nothing in this section shall apply to or restrict the use of information by Buyer or the Homebuilding Entities in their businesses. If this Agreement is terminated in accordance with its terms, each party shall use all reasonable efforts to return upon written request from the other party all documents (and reproductions thereof) received by it or its representatives from such other party (and, in the case of reproductions, all such reproductions made by the receiving party) that include information not within the exceptions contained in the first sentence of this Section 10.9, unless the recipients provide assurances reasonably satisfactory to the requesting party that such documents have been destroyed.

                  10.10 ALTERNATIVE DISPUTE RESOLUTION.

                  (a) Negotiation. In the event of any dispute or disagreement among Sellers, the Corporations and Buyer as to the interpretation of any provision of this Agreement or any other agreement or instrument delivered in connection with this Agreement, or the performance of obligations hereunder or thereunder, the matter, upon written request of either party, shall be referred to representatives of the parties for decision, each party being represented by a senior executive officer of the party or a controlling affiliate (a "Dispute Representative"). The Dispute Representatives shall promptly meet in a good faith effort to resolve the dispute. If the Dispute Representatives do not agree upon a decision within thirty (30) calendar days after reference of the matter to them, Sellers, the Corporations and Buyer shall be free to exercise the remedies available to them under subsection (b).

                  (b) Arbitration. Any controversy, dispute or claim (a "Claim") arising out of or relating in any way to this Agreement or any other agreement or instrument delivered in connection with this Agreement, or the transactions arising hereunder or thereunder that cannot be resolved by negotiation pursuant to subsection (a) shall be settled exclusively by a binding arbitration ("Arbitration"), conducted by a single arbitrator (the "Arbitrator") chosen by the parties as described below. Any party may initiate the Arbitration by written notice to the other and to the Arbitration Tribunal (as defined below). The date on which the notice is given is called the "Arbitration Initiation Date." The fees and expenses of the Arbitration Tribunal and the Arbitrator shall be shared equally by the parties and advanced by them from time to time as required; provided, however, that at the conclusion of the Arbitration, the Arbitrator may award costs and expenses (including the costs of the Arbitration previously advanced and the fees and expenses of attorneys, accountants and other experts) to the prevailing party. Except as expressly modified herein, the Arbitration shall be conducted in accordance with the provisions of Section 1280 et seq. of the California Code of Civil Procedure or their successor sections ("CCP"), and shall constitute the exclusive remedy for the determination of any Claim, including whether the Claim is subject to arbitration. The Arbitration shall be conducted under the procedures of the Arbitration Tribunal, except as modified herein. The Arbitration Tribunal shall be the Los Angeles Office of JAMS/ENDISPUTE ("JAMS"), unless the parties to the dispute cannot agree on a JAMS arbitrator, in which case the Arbitration Tribunal shall be the Los Angeles Office of the American Arbitration Association ("AAA"). The Arbitrator shall be a retired judge or other arbitrator employed by JAMS selected by mutual agreement of the parties to the dispute, and if they cannot so agree within 30 days after the Arbitration Initiation Date, then the Arbitrator shall be selected from the Large and Complex Case Project ("LCCP") panel of the AAA, by mutual agreement of the parties to the dispute. If the parties to the dispute cannot agree on an Arbitrator within 60 days after the Arbitration Initiation Date, the Arbitrator shall be selected by the AAA, from its LCCP panel, through such procedures as the AAA regularly follows. In all events, the Arbitrator must have had not less than 15 years experience as a practitioner or arbitrator of complex business transactions. If for any reason the AAA does not so act, any party to the dispute may apply to the Superior Court in and for Los Angeles County, California, for the appointment of a single arbitrator. No pre-arbitration discovery shall be permitted, except that the Arbitrator shall have the power in his or her sole discretion, on application by either party, to order pre-arbitration examination solely of those witnesses and documents that the other party intends to introduce in its case-in-chief at the arbitration hearing. Prior to the commencement of arbitration hearings, the Arbitrator shall have the power, in his or her discretion, upon either party's motion but not on his or her own initiative, to order the parties to engage in pre-arbitration mediation for a period not exceeding 30 days before a mediator mutually acceptable to the parties. The Arbitrator shall try any and all issues of law or fact and be prepared to make the award within 90 days after the close of evidence in the Arbitration. When prepared to make the award, the Arbitrator shall first so inform the parties, who shall have 10 days to attempt to resolve the matter by a binding agreement between them. If the parties so resolve the matter, the Arbitrator shall not make any award. If the parties do not so resolve the matter, the Arbitrator shall make the award on the eleventh day following his notice of being prepared to make the award. The Arbitrator's award shall dispose of all of the claims that are the subject of the Arbitration and shall follow California law and precedent, and shall include written statements of fact and conclusions of law. The Arbitrator shall be empowered to (i) enter equitable as well as legal relief, (ii) provide all temporary and/or provisional remedies, and (iii) enter binding equitable orders. The award rendered by the Arbitrator shall be final and not subject to judicial review, and judgment thereon may be entered in any court of competent jurisdiction.

                  10.11 PARTIES IN INTEREST.

                  This Agreement shall be binding upon and inure to the benefit of each party, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement except for Sections 6.6, 9.1 and 10.5 (which are intended to be for the benefit of the persons provided for therein and may be enforced by such persons).

                  10.12 KNOWLEDGE CONVENTION.

                  Whenever any statement herein or in any schedule, exhibit, certificate or other documents delivered to any party pursuant to this Agreement is made "to Sellers' knowledge" or words of similar intent or effect, such statement shall be deemed to mean the actual conscious knowledge of (i) any Seller who is an individual, (ii) the Shareholders, for any Seller or Corporation that is a corporation or (iii) any Seller after inquiry of Kenneth
P. Corhan, Leon C. Swails and Leah S. Bryant as to the subject matter.

                  10.13 NOTICES.

                  Any notice or other communication hereunder must be given in writing and delivered in person or sent by telecopy, by a nationally-recognized overnight courier service or by certified or registered mail, postage prepaid, receipt requested, addressed as follows:

                  IF TO BUYER, ADDRESSED TO:

                  Kaufman and Broad Home Corporation
                  10990 Wilshire Boulevard
                  Los Angeles, California 90024
                  Attention:  Michael F. Henn
                                    Chief Financial Officer
                                 Barton P. Pachino
                                    General Counsel
                  Fax No.:  310-231-4280

                  with a copy to

                  Munger, Tolles & Olson LLP
                  355 South Grand Avenue
                  Los Angeles, California 90071
                  Attention:  R. Gregory Morgan, Esq.
                  Fax No.:  213-687-3702

                  IF TO SELLERS OR CORPORATIONS, ADDRESSED TO:

                  John M. Goodman
                  Lewis Operating Corp.
                  11 56 N. Mountain Ave.
                  Upland, CA  91785
                  Fax No.: (909) 912-6770

                  WITH A COPY TO:

                  O'Melveny & Myers LLP
                  400 S. Hope Street
                  Los Angeles, California  90071
                  Attention: Richard A. Boehmer, Esq.
                  Fax: No.: (213) 430-6407

or to such other address or to such other person as any party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this
Section 10.13 and an appropriate answer back is received, (ii) if given by overnight courier, one business day following delivery by sender to such overnight courier, (iii) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when actually received at such address.

                  10.14 EXPENSES.

                  Except as set forth in Sections 10.10 and 10.16, Sellers, Corporations and Buyer shall each pay their own expenses incident to the negotiation, preparation and performance of this Agreement and the transactions contemplated hereby, including but not limited to the fees, expenses and disbursements of their respective investment bankers, accountants and counsel. Any such expenses of the Homebuilding Entities, or any expenses paid by the Homebuilding Entities on behalf of Sellers or Corporations, shall be paid by Sellers or Corporations prior to or concurrently with the Closing.

                  10.15 REMEDIES; WAIVER.

                  To the extent permitted by Law, all rights and remedies existing under this Agreement are cumulative to and not exclusive of, any rights or remedies otherwise available under applicable Law. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

                  10.16 ATTORNEY'S FEES.

                  In the event of any Action by any party arising under or out of, in connection with or in respect of, this Agreement or the transactions contemplated hereby, the prevailing party shall be entitled to reasonable attorney's fees, costs and expenses incurred in such Action. Attorney's fees incurred in enforcing any judgement in respect of this Agreement are recoverable as a separate item. The parties intend that the preceding sentence be severable from the other provisions of this Agreement, survive any judgment and, to the maximum extent permitted by law, not be deemed merged into such judgment.

                  10.17 REPRESENTATION BY COUNSEL; INTERPRETATION.

                  Sellers, Corporations and Buyer each acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law, including but not limited to Section 1654 of the California Civil Code, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of Buyer, Sellers and Corporations.

                  10.18 SEVERABILITY.

                  If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement shall remain in full force and effect provided that the economic and legal substance of the transactions contemplated is not affected in any manner materially adverse to any party. In event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intents and purposes hereof. To the extent permitted by Law, the parties hereby to the same extent waive any provision of Law that renders any provision hereof prohibited or unenforceable in any respect.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officers.

Dated: January 7, 1999              BUYER

                                    KAUFMAN AND BROAD HOME CORPORATION


                                    By: /s/ MICHAEL F. HENN
                                       -----------------------------------------
                                    Its:  Senior Vice President & Chief
                                          Financial Officer


                                    SELLERS



                                    Ralph M. Lewis
                                    By: /s/ ROBERT E. LEWIS
                                    --------------------------------------------
                                          Robert E. Lewis, his attorney-in-fact

                                   /s/ ROBERT E. LEWIS ON BEHALF
                                       OF GOLDY S. LEWIS
                                    --------------------------------------------
                                    Goldy S. Lewis

                                    /s/ RICHARD A. LEWIS
                                    --------------------------------------------
                                    Richard A. Lewis

                                    /s/ ROBERT E. LEWIS
                                    --------------------------------------------
                                    Robert E. Lewis

                                    /s/ ROGER G. LEWIS
                                    --------------------------------------------
                                    Roger G. Lewis

                                    /s/ RANDALL W. LEWIS
                                    --------------------------------------------
                                    Randall W. Lewis

                                    /s/ JOHN M. GOODMAN
                                    --------------------------------------------
                                    John M. Goodman

                                    COLLINE ENTERPRISES, INC.


                                    By: /s/ RICHARD A. LEWIS
                                        ----------------------------------------
                                           Name:  Richard A. Lewis
                                           Title:    President


                                    TERRAIN ENTERPRISES, INC.


                                    By: /s/ ROBERT E. LEWIS
                                        ----------------------------------------
                                           Name:  Robert E. Lewis
                                           Title:    President


                                    MARMOT ENTERPRISES, INC.


                                    By: /s/ ROGER G. LEWIS
                                        ----------------------------------------
                                           Name:  Roger G. Lewis
                                           Title:    President


                                    GITAN ENTERPRISES, INC.


                                    By: /s/ RANDALL W. LEWIS
                                        ----------------------------------------
                                           Name:  Randall W. Lewis
                                           Title:    President


                                    TOPSPIN ENTERPRISES, INC.


                                    By: /s/ JOHN M. GOODMAN
                                        ----------------------------------------
                                           Name:  John M. Goodman
                                           Title:    President

                                    LDC PLATTE, LLC

                                    By:    Lewis Holding Company, a Delaware
                                          limited liability company, its member

                                           By:   Forehand Development Corp., a
                                                 California corporation,
                                                 its member


                                                 By  /s/ JOHN M. GOODMAN
                                                     --------------------------
                                                     John M. Goodman,
                                                     its Authorized Agent


                                    LHC PLATTE, LLC

                                    By:    Lewis Holding Company, a Delaware
                                           limited liability company, its member

                                           By:   Forehand Development Corp., a
                                                 California corporation, its
                                                 member


                                                 By  /s/ JOHN M. GOODMAN
                                                     ---------------------------
                                                     John M. Goodman,
                                                     its Authorized Agent


                                    LHE PLATTE, LLC

                                    By:    Lewis Holding Company, a Delaware
                                           limited liability company, its member

                                           By:   Forehand Development Corp., a
                                                 California corporation, its
                                                 member


                                                 By  /s/ JOHN M. GOODMAN
                                                     --------------------------
                                                     John M. Goodman,
                                                     its Authorized Agent

                                    LHN PLATTE, LLC

                                    By:    Lewis Holding Company, a Delaware
                                           limited liability company, its member

                                           By:   Forehand Development Corp., a
                                                 California corporation, its
                                                 member


                                                 By  /s/ JOHN M. GOODMAN
                                                     -------------------------
                                                     John M. Goodman,
                                                     its Authorized Agent


                                    LP PLATTE, LLC

                                    By:    Lewis Holding Company, a Delaware
                                           limited liability company, its member

                                           By:   Forehand Development Corp., a
                                                 California corporation, its
                                                 member


                                                 By  /s/ JOHN M. GOODMAN
                                                     ---------------------------
                                                     John M. Goodman,
                                                     its Authorized Agent


                                    CORPORATIONS


                                    ROSEBUD CONSTRUCTION, INC.


                                    By  /s/ RICHARD A. LEWIS
                                        ---------------------------------------
                                               Name:  Richard A. Lewis
                                               Title:    President


                                        WESTERN SUPPLY CORP.


                                    By  /s/ RICHARD A. LEWIS
                                        ---------------------------------------
                                               Name:  Richard A. Lewis
                                               Title:    President

                                    KIMMEL ENTERPRISES, INC.


                                    By  /s/ ROBERT E. LEWIS
                                        --------------------------------------
                                           Name:  Robert E. Lewis
                                           Title:    President


                                    REPUBLIC SALES CO., INC.


                                    By  /s/ RANDALL W. LEWIS
                                        --------------------------------------
                                           Name:  Randall W. Lewis
                                           Title:    President

                                    PARKSIDE CONSTRUCTION CO., INC.


                                    By  /s/ ROBERT E. LEWIS
                                        --------------------------------------
                                           Name:  Robert E. Lewis
                                           Title:    President


                                    REGAL CONSTRUCTION CO., INC.


                                    By  /s/ RANDALL W. LEWIS
                                        --------------------------------------
                                           Name:  Randall W. Lewis
                                           Title:    President


                                    FOREHAND DEVELOPMENT CORP.


                                    By  /s/ JOHN M. GOODMAN
                                        --------------------------------------
                                           Name:  John M. Goodman
                                           Title:    President



                                    REVERS ENTERPRISES, INC.


                                    By  /s/ RANDALL W. LEWIS
                                        --------------------------------------
                                           Name:  Randall W. Lewis
                                           Title:    President

                                    EMPIRE BUILDING CORP.


                                    By  /s/ ROBERT E. LEWIS
                                        --------------------------------------
                                           Name:  Robert E. Lewis
                                           Title:    President


                                    ROSEMONT OF NEVADA, INC.


                                    By  /s/ ROBERT E. LEWIS
                                        --------------------------------------
                                           Name:  Robert E. Lewis
                                           Title:    President


                                    LARKWOOD DEVELOPMENT OF
                                    NEVADA, INC.


                                    By  /s/ RICHARD A. LEWIS
                                        --------------------------------------
                                          Name  Richard A. Lewis
                                          Title: President


                                    FLAGSTONE DEVELOPMENT OF
                                    NEVADA, INC.


                                    By  /s/ RICHARD A. LEWIS
                                        ---------------------------------------
                                           Name:  Richard A. Lewis
                                           Title:    President

                                    CRESTVIEW CONSTRUCTION OF
                                    NEVADA, INC.


                                    By  /s/ ROBERT E. LEWIS
                                        -------------------------------------
                                           Name:  Robert E. Lewis
                                           Title:    President


                                    CORONET CONSTRUCTION OF
                                    NEVADA, INC.


                                    By  /s/ RANDALL W. LEWIS
                                        -------------------------------------
                                           Name:  Randall W. Lewis
                                           Title:    President


                                    BACKHAND DEVELOPMENT CORP.


                                    By  /s/ JOHN M. GOODMAN
                                        -------------------------------------
                                           Name:  John M. Goodman
                                           Title:    President